UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to §240.14a-12

Amalgamated Financial Corp.
(Name of Registrant as Specified In Its Charter)

______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.
[ ]    Fee paid previously with preliminary materials
[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2023

To the Stockholders of Amalgamated Financial Corp.:

You are cordially invited to attend the annual meeting of stockholders of Amalgamated Financial Corp. to be held at 9:00 a.m., Eastern Time, on May 24, 2023. The annual meeting will be a virtual meeting. Stockholders of record can attend the meeting via the Internet at www.virtualshareholdermeeting.com/AMAL2023 by using your 16-digit control number on your proxy card and the instructions included in the enclosed proxy statement. Stockholders who hold their shares in “street name” (i.e. through a bank, broker or other nominee) must first obtain a legal proxy from their bank, broker or other nominee to participate in the virtual meeting, as more fully described on page 4 of the enclosed proxy statement. The meeting will be held for the following purposes:
1.To elect 11 directors to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2024 and until that person’s successor is duly elected and qualified;
2.To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2023;
3.To approve the 2023 Equity Incentive Plan;
4.To conduct a non-binding, advisory vote on the compensation of our Named Executive Officers;
5.To transact such other business as may properly come before the annual meeting or any adjournment of the meeting.
All holders of our common stock, par value $0.01 per share, of record as of March 29, 2023 are entitled to notice of and to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. The enclosed proxy statement provides you with detailed information regarding the business to be considered at the meeting. Your vote is important. We urge you to please vote your shares now whether or not you plan to virtually attend the meeting. You may revoke your proxy at any time before the proxy is voted by following the procedures described in the enclosed proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2023 Annual Meeting. Our 2023 proxy statement, proxy card and 2022 Annual Report to Stockholders are available free of charge at our website, www.amalgamatedbank.com, under the “Investor Relations” tab and then under the “Financial Information” tab.

Your virtual attendance at the meeting affords you the same rights and opportunities to participate as you would have at an in-person meeting.

By Order of the Board of Directors,

April 14, 2023	/s/ Lynne P. Fox Lynne P. Fox, Chair of the Board of Directors

Table of Contents

Page
GENERAL INFORMATION AND VOTING PROCEDURES..........................................................................	1

PROPOSAL ONE – ELECTION OF DIRECTORS............................................................................................	7

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.........................	14

CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY................................................................	17

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION........................................................................	33

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS...................................................	48

PROPOSAL TWO – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.........................................................................................................................................	53

PROPOSAL THREE – APPROVAL OF THE 2023 EQUITY INCENTIVE PLAN	55

PROPOSAL FOUR – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION........	63

OUR 2022 ANNUAL REPORT ON FORM 10-K...............................................................................................	64

ANNEX A - 2023 EQUITY INCENTIVE PLAN	65

PROXY STATEMENT FOR
THE ANNUAL MEETING OF STOCKHOLDERS
OF AMALGAMATED FINANCIAL CORP.

To be held on May 24, 2023

GENERAL INFORMATION AND VOTING PROCEDURES

    The Board of Directors of Amalgamated Financial Corp., with its principal executive office located at 275 Seventh Avenue, New York, New York 10001, is furnishing this proxy statement to solicit proxies for use at our annual meeting of stockholders to be held in virtual-only format at 9:00 a.m., Eastern Time, on May 24, 2023. The purposes of the annual meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders and this proxy statement. If the meeting is postponed or adjourned, we may also use the proxy at any later meetings for the purposes stated in the Notice of Annual Meeting and this proxy statement.

The accompanying Notice of Annual Meeting of Stockholders and this proxy statement were first mailed to our stockholders on or about April 14, 2023. In this proxy statement, “we,” “us,” “our,” “Amalgamated Financial,” or the “Company” refer to Amalgamated Financial Corp., the “Bank” refers to Amalgamated Bank, and “you” and “your” refer to each stockholder of Amalgamated Financial Corp.

What items will be voted on at the annual meeting?

Four matters are scheduled for a vote:
1.To elect 11 directors to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2024 and until that person’s successor is duly elected and qualified;
2.To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2023;
3.To approve the 2023 Equity Incentive Plan; and
4.To conduct a non-binding, advisory vote on the compensation of our Named Executive Officers.
As of the date of this proxy statement, we are not aware of any other matters that will be presented for consideration at the annual meeting. If, however, other matters are properly presented, the persons named as proxies will vote the shares represented by properly executed proxies in accordance with their judgment with respect to those matters, including any proposal to adjourn or postpone the annual meeting.

How do your directors recommend that stockholders vote?

The directors recommend that you vote:
1.FOR the election of the 11 director nominees to our Board of Directors each to serve until the annual meeting of stockholders to be held in 2024 and until that person’s successor is duly elected and qualified;
2.FOR the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2023;
3.FOR the approval of the 2023 Equity Incentive Plan; and
4.FOR the non-binding, advisory approval of the compensation of our Named Executive Officers.

How can I attend the annual meeting?
The meeting will be conducted online in a fashion similar to an in-person meeting. We designed the format of the virtual meeting to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. Our Board members and executive officers will attend the meeting and be available for questions.
Access to the Audio Webcast of the Meeting: The live audio webcast of the meeting will begin promptly at 9:00 a.m. Eastern Time. Online access to the audio webcast will open approximately 60 minutes prior to the start of the meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time to allow ample time to complete the online check-in process.
Log-in Instructions if You Hold Shares in Your Own Name: To attend the virtual meeting, login at www.virtualshareholdermeeting.com/AMAL2023. Stockholders will need their unique 16-digit control number which appears on your proxy card and the instructions included in this proxy statement.

Log-in Instructions if Your Shares are Held in Street Name through a Bank, Broker or Other Nominee: If you hold your shares in street name and you wish to virtually attend and participate in the annual meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the annual meeting. Follow the instructions from your bank, broker or other nominee included with the proxy statement, or contact your bank, broker or other nominee to request a legal proxy form.
After obtaining a valid legal proxy from your bank, broker or other nominee, to then register to attend the annual meeting you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 17, 2023.
Once registered, follow the "Log-in Instructions if You Hold Shares in Your Own Name" above to attend the virtual meeting.

Can I attend the annual meeting as a guest?

No. Only stockholders of record are permitted to attend the annual meeting.

How can I ask questions during the meeting?

Stockholders may submit questions in real time during the meeting at www.virtualshareholdermeeting.com/AMAL2023 by typing their question into the “Ask a Question” field, and clicking “Submit.” We intend to respond to all questions submitted during the meeting in accordance with the annual meeting’s Rules of Conduct which are pertinent to the Company and the meeting matters, as time permits within the one hour allocated. The Rules of Conduct will be posted at the virtual meeting forum at www.virtualshareholdermeeting.com/AMAL2023. Responses to any such questions that are not addressed during the meeting will be published following the meeting on our website at www.amalgamatedbank.com under the “Investor Relations” tab. Questions and responses will be grouped by topic and substantially similar questions will be grouped and responded to once.

What can I do if I need technical assistance during the meeting?

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call 1-844-986-0822 (United States) or 1-303-562-9302 (International).

Who is eligible to vote?

Stockholders of record of our common stock at the close of business on March 29, 2023 are entitled to be present and to vote at the annual meeting or any adjourned meeting. We anticipate that the proxy statement, proxy card, and 2022 Annual Report will first be mailed to stockholders on or about April 14, 2023.

Why am I receiving this proxy statement and proxy card?

You are receiving a proxy statement and proxy card from us because on March 29, 2023, the record date for the annual meeting, you owned shares of our common stock. This proxy statement describes the matters that will be presented for consideration by the stockholders at the annual meeting. It also gives you information concerning these matters to assist you in making an informed decision.

When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, ensuring that your shares will be voted whether or not you virtually attend the meeting. Even if you plan to virtually attend the annual meeting, complete, sign and return your proxy card in advance of the annual meeting in case your plans change.

What are the rules for voting and how do I vote?

As of the record date, we had 30,617,338 shares of common stock outstanding and entitled to vote at the annual meeting. Each share of our common stock entitles the holder to one vote on all matters voted on at the meeting. All of the shares of our common stock vote as a single class.

If you hold shares in your own name, you may vote by selecting any of the following options:

•By Internet:  Go to www.voteproxy.com and follow the on-screen instructions.

•By Mail:  Complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided.

•Vote via the Internet During the Meeting: You may choose to vote electronically via the Internet at www.virtualshareholdermeeting.com/AMAL2023 during the virtual meeting. Stockholders will need their unique 11-digit control number which appears on the proxy card and the instructions included in this proxy statement.

If you hold your shares in street name, your brokerage firm may vote your shares under certain circumstances. Brokerage firms have authority under stock exchange rules to vote their customers’ unvoted shares on certain “routine” matters. We expect that brokers will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions ONLY with respect to Proposal Two—the ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2023 but not with respect to any of the other proposals to be voted on at the annual meeting. If you hold your shares in street name, please provide voting instructions to your bank, broker or other nominee so that your shares may be voted on all other proposals.

If your shares are held in the name of a bank, broker or other holder of record, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully.

If you hold your shares in street name and you wish to virtually vote via the Internet during the annual meeting, you must first obtain a valid legal proxy from your bank, broker or other nominee and then register in advance to attend the annual meeting. Follow the instructions under "How can I attend the annual meeting?"

Shares represented by signed proxies will be voted as instructed. If you sign the proxy but do not mark your vote, your shares will be voted as the directors have recommended. Voting results will be tabulated and certified by Broadridge.

As of the date of this proxy statement, we are not aware of any other matters to be presented or considered at the meeting, but your shares will be voted at the discretion of the proxies appointed by the Board of Directors on any of the following matters:

•any matter about which we did not receive written notice a reasonable time before we mailed these proxy materials to our stockholders; and

•matters incident to the conduct of the meeting.

What constitutes a quorum?

        We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of our issued and outstanding shares entitled to vote are present in person or by proxy at the annual meeting. In determining whether we have a quorum at the annual meeting for purposes of all matters to be voted on, all votes “for” or “against” and all votes to “abstain” will be counted. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted for purposes of establishing a quorum to conduct business at the meeting. If a brokerage firm indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, then those shares will be treated as “broker non-votes.” Shares represented by broker non-votes will be counted in determining whether there is a quorum.

How are votes counted?

•Stockholder voting generally. Each share of our common stock entitles the holder to one vote on all matters voted on at the annual meeting.

•Proposal One: Election of Directors. Our directors will be elected by a majority of the votes cast by the holders of shares of our common stock entitled to vote at the annual meeting. A majority of the votes cast means that the number of shares voted "for" a nominee must exceed the votes cast "against" such nominee's election. There is no cumulative voting with respect to the election of directors.

•Proposal Two: Ratification of the Appointment of Crowe LLP. Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for 2023 requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

•Proposal Three: Approval of the 2023 Equity Incentive Plan requires a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

•Proposal Four: Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers. Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers requires the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote at the annual meeting.

How are votes, abstentions and broker non-votes treated?

With respect to each proposal, you may vote “FOR” or “AGAINST” the proposals, or you may “ABSTAIN” from voting on the proposals.

Proposal One: Election of Directors. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the votes cast with respect to Proposal One.

Proposal Two: Ratification of the Appointment of Crowe LLP. Abstentions will have the same effect as a vote AGAINST Proposal Two. A broker or other nominee may generally vote only on routine matters and therefore no broker non-votes are expected in connection with Proposal Two.

Proposal Three: Approval of the 2023 Equity Incentive Plan. Abstentions will have the same effect as a vote AGAINST Proposal Three. Broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to Proposal Three.

Proposal Four: Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers. Abstentions will have the same effect as a vote AGAINST Proposal Four. Broker non-votes will have no effect on determining whether the affirmative vote constitutes a majority of shares present in person or represented by proxy at the meeting and entitled to vote with respect to Proposal Four.

How can I revoke my proxy?

If you are a stockholder of record (i.e., you hold your shares directly instead of through a brokerage account) and you change your mind after you return your proxy, you may revoke it and change your vote at any time before the polls close at the meeting. You may do this by:

•signing, dating and returning another proxy with a later date;

•submitting a proxy via the Internet with a later date; or

•attending the meeting and voting via the Internet during the live audio webcast of the meeting.

If you hold your shares in a street name, you must contact your bank, broker or other nominee to revoke your proxy.

How will we solicit proxies, and who will pay for the cost of the solicitation?

We will pay for the cost of this proxy solicitation. We do not intend to solicit proxies otherwise than by use of the mail or website posting, but certain of our directors, officers and other employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or email on our behalf.

Who will count the vote?

    At the meeting, the voting results will be tabulated and certified by American Stock Transfer & Trust Company LLC. It is expected that a representative of American Stock Transfer & Trust Company LLC, an independent inspector of election, will sign an oath to faithfully execute with impartiality the duties of inspector, which will include determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the presence of a quorum and the validity and effect of the proxies.

What happens if the meeting is postponed or adjourned?

Your proxy will remain valid and may be voted at the postponed or adjourned annual meeting. You will still be able to change or revoke your proxy until it is voted.

How can a stockholder propose business to be brought before next year’s annual meeting?

Any stockholder desiring to include a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) in our 2024 proxy statement for action at our 2024 annual meeting must deliver the proposal to our executive offices no later than December 18, 2023, unless the date of our 2024 annual meeting is more than 30 days before or after May 24, 2024, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Only proper proposals that are timely received and in compliance with Rule 14a-8 will be included in our 2024 proxy statement.

Under our Bylaws, stockholder proposals not intended for inclusion in our 2024 annual meeting proxy statement pursuant to Rule 14a-8 but intended to be raised at our 2024 annual meeting, including nominations for election of directors other than the Board of Directors’ nominees, must be received no earlier than 120 days and no later than 90 days prior to the first anniversary of the 2023 annual meeting and must comply with the procedural, informational and other requirements outlined in our bylaws. To be timely for the 2024 annual meeting, a stockholder proposal or director nomination must be delivered to the Secretary of the Company, at 275 Seventh Avenue, New York, New York 10001, no earlier than January 25, 2024 and no later than February 26, 2024.

To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act no earlier than January 25, 2024 and no later than February 26, 2024.

For a complete description of the procedures and disclosure requirements to be complied with by stockholders in connection with submitting stockholder proposals, stockholders should refer to our bylaws.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Election as Directors

Our bylaws provide for a Board of Directors consisting of not fewer than seven nor more than 21 individuals with the exact number to be fixed by the Board of Directors. Our Board of Directors has fixed the number of directors constituting the entire board at 11, following the 2023 annual meeting. In accordance with our tenure policy outlined in our Corporate Governance Guidelines, Mr. Bouffard will no longer be a member of the Board of Directors or any of its committees after the 2023 annual meeting.

Under an agreement with Workers United and numerous joint boards, locals or similar organizations authorized under the constitution of Workers United (the "Workers United Related Parties"), upon consummation of our initial public offering on August 13, 2018, the Workers United Related Parties have the right to designate representatives to our Board of Directors. For further detail on these director nomination rights, see “Certain Relationships and Related Party Transactions.”

The Workers United Related Parties have designated Maryann Bruce, Lynne P. Fox, Julie Kelly, Meredith Miller and Edgar Romney Sr. to serve on our Board of Directors.

We had also entered into an agreement with Yucaipa Corporate Initiatives Fund II, L.P. and Yucaipa Corporate Initiatives (Parallel) Fund II, L.P. (the “Yucaipa Funds”), upon consummation of our initial public offering on August 13, 2018. In August 2022, through Section 16 reports filed by its limited partners, it was disclosed that the Yucaipa Funds' ownership of the Company's common stock has declined below 5.0%, and as a result on August 11, 2022, Mr. Stephen R. Sleigh, who was appointed to the Board of Directors by the Yucaipa Funds, notified the Company of his decision to resign from the Board of Directors. As the Yucaipa Funds' ownership of the Company's common stock has declined below 5.0%, the Yucaipa Funds no longer have the right to designate representatives to our Board of Directors.

Biographical Information

If elected, all nominees will serve for a term commencing on the date of the annual meeting and continuing until the 2024 annual meeting of stockholders and until each person’s successor is duly elected and qualified. Each nominee has consented to being named as a nominee and agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees. Information about each of the director nominees is provided below. Each director is currently serving as a director of the Company. Ms. Miller, who joined the Board on July 27, 2022, was designated by Workers United.

Lynne P. Fox
Age 65
Chair of the Board
Director Since May 2016

Lynne P. Fox has served as Chair of our Board of Directors since May 2016, and has been a member of our Board of Directors since February 2000. Ms. Fox is an attorney and is the elected President and Chair of the General Executive Board of Workers United, a position she has held since May 2016. Prior to that, she served as an Executive VP of Workers United from March 2009 to May 2016. She is also the elected Manager of the Philadelphia Joint Board of Workers United (and its predecessor labor organizations), a position she has held since December 1999. She is a Vice President of the Service Employees International Union. She is responsible for overseeing a $5 million budget, strategic planning, and for representing approximately 75,000 members in the U.S. and Canada. She has served as chief labor negotiator for innumerable collective bargaining agreements that, among other things, provide for health and pension benefits, and has responsibility for oversight of the investigation and processing of labor grievances. Ms. Fox serves as Chair of the Amalgamated Life Insurance Company, Chair of the Consolidated Retirement Fund, Chair of the Sidney Hillman Medical Center in Philadelphia, President of the Sidney Hillman Medical Center Apartments for the Elderly, Inc. in Philadelphia and is a member of the Economic and Community Advisory Council of the Federal Reserve Bank of Philadelphia and the Philadelphia Airport Advisory

Board. She previously was the Chair of the Investment Committee of the National Retirement Fund from 2016 to 2018 and is now the Secretary of the National Retirement Fund. She is President Emeritus of the Philadelphia Jewish Labor Committee, and Chair of the John Fox Scholarship Fund in Philadelphia. She also served as a Board member for the State Employee Retirement System in Pennsylvania from 2006 to 2011, which is a $28.3 billion fund. She also serves as Chair and trustee on various other insurance and employee benefit funds. Ms. Fox brings to the Board an intimate understanding of the Bank’s business, organization, and mission, as well as substantial leadership ability, Board and management experience, all of which qualify her to serve on the Board of Directors.

Priscilla Sims Brown
Age 65
President and Chief Executive Officer
Director Since June 2021

Priscilla Sims Brown has served as our President and Chief Executive Officer and on our Board of Directors since June 2021. Ms. Brown is a multi-national board director and C-suite executive with 30 years of financial services experience. Prior to joining, she was the Group Executive for Marketing and Corporate Affairs at Commonwealth Bank of Australia from July 2019 to June 2021, where she focused on rebuilding trust and pride in the bank with direct responsibility for end-to-end marketing, branding, stakeholder insights, government and public affairs, and environment and social policy. From October 2017 to July 2019, she served as Chief Executive Officer of Emerge.me, a digital health insurance broker, and advisor to several digital startups. From September 2016 to September 2017, Ms. Brown was an independent consultant advising entrepreneurs and nonprofits. Prior to Commonwealth Bank of Australia, Ms. Brown held senior positions at AXA Financial, Inc., Sun Life Financial, and Lincoln Financial Group. She was a member of the AXA Financial US Executive Committee, serving as Chief Marketing Officer ("CMO"), where she directed all aspects of US marketing and led global digital marketing initiatives. Prior to AXA Financial, Ms. Brown served as CMO at AmeriHealth/Caritas, where she developed a new go-to-market strategy for the largest Blue Cross/Blue Shield Medicaid company in response to the Affordable Care Act. At Sun Life, Ms. Brown served as CMO and Chief Strategist, where she negotiated and managed Sun Life Stadium naming rights, Pro Bowl, Super Bowl and other major events with the Miami Dolphins NFL football team. During her 18-year tenure at Lincoln Financial Group, Ms. Brown held numerous leadership positions where she integrated acquired companies, established new businesses and led the consumer brand. She established the firm’s first investment management profit center, targeting midsized insurance companies. She also started and chaired Lincoln’s first family of standalone mutual funds and served as president of the broker-dealer. Ms. Brown also led the investor relations function, before expanding her responsibilities to include corporate and strategic marketing. Prior to joining us, she served as a member of the Board of Trustees of Teachers Insurance and Annuity Association of America (“TIAA”), a US Fortune 100 financial services firm with over $1.2 trillion in assets under management. She served on the TIAA Investment, Nominating and Governance, and Corporate Governance and Social Responsibility committees, as well as Trustee and CEO selection subcommittees. Ms. Brown’s personal and professional experiences have enabled her to reach across cultural boundaries to ensure collaboration among diverse teams and drive successful outcomes for organizations.

Maryann Bruce
Age 63
Director Since August 2018

Maryann Bruce joined our Board of Directors in August 2018, after a greater than 30-year career in the financial services industry. In acknowledgment of her leadership and expertise, Ms. Bruce was honored by Directors & Boards as one of 20 accomplished female board members in Directors to Watch and by US Banker appearing on “The 25 Most Powerful Women in Banking” list. She was an independent director of MBIA Inc. serving on the Audit & Compliance and Compensation & Governance Committees from June 2012 to July 2017, an independent director and Chair of the Compensation Committee of Atlanta Life Financial Group, a private company, and a Trustee of both the Allianz Global Investors and PNC Funds. Since October 2007, Ms. Bruce has been President of Turnberry Advisory Group, a private consulting firm. From December 2008 to July 2010, she was President of Aquila Distributors, Inc., a subsidiary of Aquila Investment Management LLC, a boutique asset manager. Prior to that, from September 1999 to June 2007, she was President of Evergreen Investments Services, Inc., an investment management and diversified financial services business and subsidiary of Wachovia (now Wells Fargo and Company). Ms. Bruce is the Chair of the Board of Wrestle Like A Girl, Chair of the C200 Foundation, a women’s executive leadership association, an advisory board member of RealBlocks, a FinTech company, an advisory board member of Divershefy, a global women’s leadership organization, and a founder of the National Association of Corporate Directors’ Carolinas Chapter. Ms. Bruce earned the CERT Certificate in Cybersecurity Oversight from NACD and the Software Engineering Institute of Carnegie Mellon University, demonstrating her commitment to advanced understanding of the role of the Board and management in cyber-risk oversight. Ms. Bruce has extensive executive leadership and corporate governance experience with functional expertise in strategy, sales and distribution, marketing, product development, client service, risk management, and regulatory oversight. Her deep understanding of starting, growing, and scaling businesses, coupled with her keen perspective of the financial markets brings a wealth of practical knowledge and a unique and valued point-of-view as a Director.

Mark A. Finser
Age 63
Director Since May 2018

Mark A. Finser has served on our Board of Directors since May 2018. Mr. Finser was a founding member of New Resource Bank and served as its Chair until our acquisition of New Resource Bank in 2018. Mr. Finser started his career in social finance in 1984 as a founder of RSF Social Finance (“RSF”), an organization focused on developing innovative social finance tools to serve the unmet needs of clients and partners. He served as President and Chief Executive Officer of RSF until 2007, during which time he led the growth of the organization’s assets to $120 million. In 2007, he transitioned to Chairman of the Board of Trustees of RSF and served in that role until 2018. As an active member of the social finance community, Mr. Finser has served on several boards, including B Lab, Living Lands Trust, and Gaia Herbs. Mr. Finser also works with high net worth individuals and families to develop a strategy to align financial resources with personal values. As part of this work, Mr. Finser serves as an independent trustee for families and multigenerational beneficiaries. Mr. Finser’s extensive business experience, including his experience as a bank director, and knowledge of our mission and markets that we serve qualify him to serve on our Board of Directors and enhance his ability to contribute as a Director.

Darrell Jackson
Age 65
Director Since August 2021

Darrell Jackson has served on our Board of Directors since August 2021. Mr. Jackson brings an extensive background driving growth and operational initiatives for financial services providers throughout the US. In his 30+ years in the financial sector, he has held leadership positions such as President, CEO and Board Director with consistent success in creating innovative business strategies. Since April 2020, Mr. Jackson has served as one of three outside directors for Gray-Scott-Bowen, a professional consulting firm specializing in the delivery of transportation projects in the Greater Bay Area of California. From November 2016 until July 2018, Mr. Jackson served as one of four outside directors for Delaware Place Bank and its holding company in Chicago and as Chair of the Executive Loan Committee. Prior to this, Mr. Jackson held the position of President, CEO and inside director for Seaway Bank and Trust in Chicago from 2014 to 2015. Previously he held several management positions at The Northern Trust Corporation from 1995 to 2014, concluding his tenure with the position of Executive President and Co-President of Wealth Management – Illinois. Mr. Jackson has also served as Chairman of the Board, Chairman of Audit, Finance, Governance and Management Development & Compensation committees for several high-profile non-profit organizations. In addition to his corporate governance expertise, Mr. Jackson’s extensive executive leadership experience and experience as a bank director qualifies him to serve on our Board of Directors and provide valuable perspectives to our discussions and oversight of the Bank.

Julie Kelly
Age 56
Director Since April 2010

Julie Kelly has served on our Board of Directors since April 2010. Ms. Kelly is the General Manager of the New York New Jersey Regional Joint Board of Workers United and an International Vice President and member of the General Executive Board of Workers United, positions she has held since 2010. She has worked in the labor movement since 1989 and has been with Workers United and its predecessor organizations in a number of capacities since 2000. Ms. Kelly is President of the New York New Jersey Regional Joint Board Holding Company, Inc., a director of Amalgamated Life Insurance Company, and a trustee of the Amalgamated National Health Fund, Amalgamated Retail Retirement Fund, Consolidated Retirement Fund, the National Retirement Fund and the Union Health Center. She also served as former President of the Clothing Workers Center, a historic organization that has provided a home for tens of thousands of ACTWU workers for over a century. During her tenure as a Director for over ten years, Ms. Kelly has developed knowledge of the Bank’s business, history, organization, mission, and executive management, which qualify her to serve on the Board of Directors and enhance her ability to contribute as a Director.

JoAnn Lilek
Age 66
Director Since April 2021

JoAnn Lilek has served on our Board of Directors since April 2021. Ms. Lilek has more than 30 years’ combined experience as a Chief Financial Officer and operations leader in consulting, commercial banking, and supply chain management. Ms. Lilek currently serves as an independent Trustee and Audit Committee Chair of the Datum One Series Trust, a series of mutual funds. From 2010 to 2018, she served as Chief Financial Officer and Chief Operating Officer of Accretive Solutions, Inc., a private equity owned company. From 2008 to 2010, Ms. Lilek served as Executive Vice-President, Chief Financial Officer and Corporate Secretary of Midwest Banc Holdings, Inc. (NASDAQ: MBHI) where she was part of the turnaround team commissioned to recapitalize its subsidiary, Midwest Bank, during the global financial crisis of 2008. From 2001 to 2008, Ms. Lilek was Chief Financial Officer for DSC Logistics (DSC), a well-known, privately held national provider of third-party logistics and supply chain management services. Prior to DSC, Ms. Lilek had a 23-year career in financial leadership at ABN Amro North America. She played an instrumental role in ABN Amro North America’s growth to become the largest foreign bank in the United States. She held the positions of Group Senior Vice-President and Corporate Controller for North America from 1991 to 1999 and Executive Vice-President and Chief Financial Officer Wholesale Banking for North America from 1999 to 2000. She served as a board member of the Hinsdale Bank and Trust Company, a subsidiary of Wintrust Corporation (NASDAQ: WTFC), from 2011 to 2016 where she also served as Audit Committee Chair and as a credit and risk management committee member. In addition, from 2005 to 2009, she served as board Chair for the Lou Holland Trust Mutual Fund. She has 14 years of board service at the YWCA Metropolitan Chicago, including board President and Treasurer. She currently serves on the advisory board of Milton’s Distributing and Gordon Logistics, jointly managed private family business entities. Both Directors & Boards in 2007 and Private Company Director in 2019 highlighted Ms. Lilek’s accomplishments in their “Directors to Watch” articles. She is a Founding Member of the Private Directors Association and a member of the National Association of Corporate Directors and Women Corporate Directors. In addition to her corporate governance expertise, Ms. Lilek’s extensive executive leadership experience in commercial banks and middle market companies qualifies her to serve on our Board of Directors and provide valuable perspectives to our discussions and oversight of the Bank.

John McDonagh
Age 72
Director Since January 2013

John McDonagh has served on our Board of Directors since January 2013. Mr. McDonagh retired from JPMorgan Chase Bank N.A. (together with its predecessor organizations, “JPM”) in February 2011 as a Managing Director of JPM’s Global Special Credit Group, having served in various credit capacities at JPM over a career spanning approximately 38 years, including as a division executive for Chase Real Estate Department and as a director for Chase Bank of Florida. In his final position at JPM, which he occupied from 1998 until his retirement, Mr. McDonagh was responsible for, among other things, the restructuring of large corporate credits, usually over $1.0 billion and involving borrowers in various industries. From 2009 until his retirement, Mr. McDonagh also served on JPM’s bank-wide management Real Estate Committee. From 2003 through his retirement, he also served on the Management Committee responsible for reviewing the warehouse position of JPM’s Commercial Mortgage Securitization Group. Before that, he served on JPM’s Fund Performance Review Committee investigating performance of investments sold to pension funds from 1996 until 1998. Mr. McDonagh’s extensive business and banking experience and knowledge of credit markets qualify him to serve on our Board of Directors and enhance his ability to contribute as a Director.

Meredith Miller
Age 67
Director Since July 2022

Meredith Miller brings an extensive background in corporate governance and sustainable investment leadership with considerable board and management experience. Currently serving as Managing Member of Corporate Governance and Sustainable Strategies LLC since November 2021, Ms. Miller provides consulting services in ESG business strategies and impact, human capital management, sustainability, stakeholder, public policy strategies and compensation. Previously, she served as Chief Corporate Governance Officer for the UAW Retiree Medical Benefits Trust from 2010 to 2021. In that role she covered over 600,000 participants with $62 billion in assets under management. Ms. Miller also has 27 years of experience in health and pension benefits as well as policy making through her roles as Assistant Treasurer for Policy at the Office of Connecticut State Treasurer (1999-2010), Deputy Assistant Secretary and Acting Assistant Secretary for the Pension and Benefits Welfare Administration at the U.S. Department of Labor (1993-1999), Assistant Director for the American Federation of Labor and Congress of Industrial Organization (1988-1993), and Assistant Director of Research for SEIU. Ms. Miller has been a Member of the Investment Integration Project Advisory Council since 2021, has been a Member Global Reporting Initiative since 2018 and is on their Supervisory Board, and has been a director of the Washtenaw Community College

Foundation Board since June of 2022. Ms. Miller’s background in investment management, ESG business strategies, and asset stewardship qualify her to serve on our Board of Directors.

Robert G. Romasco
Age 75
Independent Lead Director
Director Since September 2014

Robert G. Romasco has served on our Board of Directors since September 2014. Mr. Romasco served as President, and chief volunteer spokesperson, of AARP from 2012 until 2014, and served on AARP’s Board of Directors from 2006 until 2014, where he served as AARP’s Secretary-Treasurer; Chair of the board’s Audit & Finance Committee; and Chair of the National Policy Council. Before that, Mr. Romasco served as Senior Vice President of customer, distribution, and new business development for QVC, Inc. from November 2005 until June 2006. Before joining QVC, he served as Executive Vice President and Chief Marketing Officer of CIGNA Corp. where he was responsible for driving marketing and distribution leverage across four independent business units. Before CIGNA Corp. and QVC, Mr. Romasco served as Chief Executive Officer of J.C. Penney Direct Marketing Services, a $1 billon insurance company where he led a return to profitable growth, prepared for the successful sale of the division while providing the workforce with performance bonuses and severance protection; Senior Vice President of American Century Investments; Director of Strategic Customer Development for Corporate Decisions Inc.; and as Chief Financial Officer of Epsilon, a pioneer in the database marketing industry. Mr. Romasco has served on the advisory board of the Eugene Bay Foundation, which makes grants to community-building organizations in Philadelphia. He served as an advisory board member of Eastwood, Inc., a privately held leader in direct marketed auto restoration components, from April 2005 until April 2019. Mr. Romasco’s business experience provides him with an appreciation of markets that we serve, and his leadership experiences provide him with insights regarding product management and retail marketing, each of which qualify him to serve on our Board of Directors.

Edgar Romney Sr.
Age 80
Director Since July 1995

Edgar Romney Sr. has served on our Board of Directors since July 1995. Mr. Romney Sr. briefly became President of Workers United upon its formation in March 2009 and has been its Secretary-Treasurer since July 2009. He is also a member of the General Executive Board of Workers United and Vice President of Service Employees International Union, positions he has held since September 2009. Mr. Romney Sr. joined the former International Ladies’ Garment Workers’ Union (ILGWU) in 1962 as a shipping clerk. He later became an Organizer and Business Agent with Local 99 ILGWU and, in 1976, was asked to serve as Director of Organization for the largest ILGWU affiliate – Local 23-25. Two years later, he was elected Assistant Manager of Local 23-25, and in 1983, became the local’s Manager-Secretary and an ILGWU Vice President. Mr. Romney Sr. served as Manager-Secretary of Local 23-25 until 2004, when he became Manager of the New York Metropolitan Area Joint Board, formed by the consolidation of the five local unions that represent apparel workers in the New York area. In 1989, Mr. Romney Sr. was elected ILGWU Executive Vice President, becoming the first African-American to hold that position, and in 1995, he became Executive Vice President of UNITE – the union that grew out of the merger of the ILGWU and ACTWU. He was elected to the position of Secretary-Treasurer of UNITE in 2003. With the merger of UNITE and HERE in 2004, Mr. Romney Sr. became Executive Vice President of UNITE HERE, a position he held until the separation of UNITE and HERE in 2009. Mr. Romney Sr. also served as Secretary-Treasurer of the Change to Win Coalition from September 2003 until 2009. He was Co-Chair of the Garment Industry Day Care Center of Chinatown and Secretary-Treasurer of the Garment Industry Development Corporation. He continues to serve on numerous boards of directors and is National Secretary of the A. Philip Randolph Institute; Vice President of IndustriALL and the New York State AFL-CIO; and an executive board member of the New York City Central Labor Council and the Workmen’s Circle. Mr. Romney Sr. is also a director of Amalgamated Life Insurance Company, a board member of the Sidney Hillman Foundation, and a trustee of each of the Consolidated Retirement Fund and the National Retirement Fund. Mr. Romney Sr. also serves as Chairman of the Consortium for Worker Education (CWE). Mr. Romney Sr. is the father of Mr. Romney Jr., who is a Senior Vice President and our Chief Revenue Officer. Mr. Romney Sr. brings to the board an intimate understanding of the Bank’s business, mission and organization, as well as substantial leadership ability, all of which qualify him to serve on our Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE ABOVE NOMINEES.

Biographical Information for Our Executive Officers
We have provided biographical information for each of our other executive officers besides Ms. Brown, whose information is provided along with our other directors.

Sam Brown
Age 41
Senior Executive Vice President and Chief Banking Officer

Sam Brown has served as our Senior Executive Vice President and Chief Banking Officer since August 2022. Mr. Brown joined us as Executive Vice President, Business Development in December 2014 and in December 2015, Mr. Brown became our Executive Vice President, Director of Commercial Banking. Prior to joining us, Mr. Brown served as Director of the White House Business Council in the White House’s Office of Public Engagement, a position he held from 2013 to 2014. As President Barack H. Obama’s liaison to the private sector, Mr. Brown worked on economic policies to help America’s working families and businesses succeed. Before leading the Business Council, Mr. Brown held various positions between 2007 and 2012 serving President Obama. Mr. Brown also served as the founding Chief Operating Officer of Organizing for Action and Finance Chief of Staff for the Obama-Biden 2012 campaign. Mr. Brown holds a bachelor’s degree from University of Southern California.

Jason Darby
Age 51
Senior Executive Vice President and Chief Financial Officer

Jason Darby has served as our Senior Executive Vice President and Chief Financial Officer since May 2021, as our Chief Accounting Officer and Controller and Executive Vice President since February 2018, and as our Controller and Senior Vice President from July 2015. Prior to joining us, he held roles at Capital One, Esquire Bank, and North Fork Bank. Early in his career, Mr. Darby spent five years at KPMG and two years at American Express. Mr. Darby is a licensed CPA in New York and holds a bachelor’s degree in accounting from St. Bonaventure University and an M.B.A. from the University of Pittsburgh.

Margaret Lanning
Age 69
Executive Vice President and Chief Credit Risk Officer and Interim Chief Risk Officer

Margaret Lanning has served as our Executive Vice President, Chief Credit Risk Officer since July 2022. Before joining us, Ms. Lanning served as Chief Credit Officer at Investors Bank from 2017 to 2022, and Chief Credit Officer at OceanFirst Bank from 2015 to 2017.

Sean Searby
Age 41
Executive Vice President and Chief Operations Officer
Sean Searby has served as our Executive Vice President, Chief Operations Officer since April 2022, and our Executive Vice President, Operations and Program Management since 2020. Prior to that, he served as the Director of Product Management from 2018 to 2020, and as the Director of Product & Client Services within Commercial Banking from 2015 to 2018. Before joining us, Mr. Searby worked in Global Transaction Banking at HSBC on the USD Clearing Team, providing foreign financial institutions and multinational corporations access to the USD market. Before HSBC, Mr. Searby was in the Strategic Planning Group at Cathay Bank. Earlier in his career, he held a number of positions in Operations and Cash Management.

Mandy Tenner
Age: 43
Executive Vice President and General Counsel

Mandy Tenner has served as our Executive Vice President and General Counsel since April 2022. Before that she served as our Deputy General Counsel from April 2018 to April 2022, and as our Assistant General Counsel from April 2016 until April 2018. Before joining us, she served as counsel for ContourGlobal, a global power company from November 2010 to March 2016. Earlier in her career, she worked at Guggenheim Partners in their Leveraged Debt Group. She holds a bachelor’s degree in History and Political Science from Brandeis University, an M.A. in French from Middlebury College, and a J.D. degree from Brooklyn Law School.
Leslie Veluswamy
Age 38
Executive Vice President and Chief Accounting Officer

Leslie Veluswamy has served as our Executive Vice President and Chief Accounting Officer since November 2022. Previously, she served as the Senior Vice President and Chief Accounting Officer at Dime Community Bancshares, Inc. ("DCB") from January 2019 until November 2022. Prior to that, Ms. Veluswamy served as Senior Vice President and Director of Financial Reporting at DCB beginning in 2016. Ms. Veluswamy is a licensed CPA in New York and holds an Master's degree from the University of Florida.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 29, 2023, the record date:

•each person known to us to be the beneficial owner of more than 5% of our common stock;

•each Named Executive Officer;

•each of our directors;

•each of our director nominees; and

•all of our executive officers and directors as a group.

Unless otherwise noted in the footnotes below, the address of each beneficial owner listed in the table is c/o Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of our common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 30,617,338 shares of our common stock outstanding as of March 29, 2023.

    In computing the number of shares of our common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding their restricted stock and restricted stock units that will vest within 60 days of March 29, 2023, as well as shares of our common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 29, 2023. We, however, did not deem these shares outstanding for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Named Executive Officers, Directors, and Director Nominees
Priscilla Sims Brown	36,392	*
Jason Darby	22,337	*
Sam Brown(1)	45,521	*
Lynne P. Fox(2)	34,982	*
Donald E. Bouffard Jr.(3)	41,132	*
Maryann Bruce(4)	15,329	*
Mark A. Finser(4)	34,412	*
JoAnn S. Lilek(4)	5,169	*
Darrell Jackson(4)	2,747	*
Julie Kelly(5)	28,132	*
John McDonagh(3)	42,932	*
Meredith Miller	—	*
Robert G. Romasco(3)	41,432	*
Edgar Romney Sr.(5)	30,832	*
All directors and executive officers as a group (18 persons)	434,897	1.42%

Greater than 5% Stockholders
Workers United Related Parties(6)	12,693,603	41.46%
Blackrock, Inc.(7)	2,154,258	7.04%
Adage Capital Partners L.P.(8)	1,620,631	5.29%
* Represents less than 1% of total outstanding shares, including exercisable options.

(1)Includes currently exercisable options to purchase 31,520 shares of our common stock.
(2)Includes currently exercisable options to purchase 23,660 shares of our common stock and 3,764 restricted stock units ("RSUs") that vest within 60 days.
(3)Includes currently exercisable options to purchase 30,360 shares of our common stock and 2,747 RSUs that vest within 60 days.
(4)Includes 2,747 RSUs that vest within 60 days.
(5)Includes currently exercisable options to purchase 18,260 shares of our common stock and 2,747 RSUs that vest within 60 days. Director Kelly disclaims beneficial ownership for 300 shares of our common stock owned by her spouse.

(6)Workers United is a registered bank holding company. The Workers United Related Parties, which includes Workers United and certain joint boards, locals or similar organizations authorized under the constitution of Workers United, entered into an Ownership Agreement among themselves, pursuant to which they agreed not to transfer any of their common stock unless the transfer complies with the 2018 Investor Rights Agreement. Pursuant to the Ownership Agreement, the Workers United Related Parties also agreed that, before offering any of their common stock to an unaffiliated third party, they will first offer the other Workers United Related Parties the opportunity to purchase such shares. See “Certain Relationships and Related Party Transactions.” Based solely on the Schedule 13G filed on February 14, 2019 by the Workers United Related Parties, each party thereto reported sole voting power and sole dispositive power of the following shares of our common stock: Workers United—7,990,349.86 shares; Chicago & Midwest Regional Joint Board, Workers United—479,567 shares; Laundry, Distribution & Food Service Joint Board, Workers United—281,583.12 shares; Local 50, Workers United—114,600 shares; Mid-Atlantic Regional Joint Board, Workers United—264,939.14 shares; New York Metropolitan Area Joint Board, Workers United—85,908.92 shares; New York-New Jersey Regional Joint Board, Workers United —1,630,806.40 shares; Pennsylvania Joint Board Workers United, SEIU—374,517.82 shares; Philadelphia Joint Board, Workers United—523,022 shares; Rochester Regional Joint Board Fund for the Future— 132,580 shares; Rochester Regional Joint Board, Workers United—519,132.96 shares; Southern Regional Joint Board, Workers United—149,794.78 shares; Western States Regional Joint Board, Workers United—119,380 shares; and Workers United Canada Council—27,421.98 shares. The address for the United Workers Related Parties is 22 South 22nd Street, Philadelphia, Pennsylvania 19103.
(7)According to a Schedule 13G filed with the SEC on February 2, 2023, BlackRock, Inc. and its subsidiaries have sole voting power with regard to 2,154,258 shares of our common stock and sole dispositive power with regard to 2,241,470 shares of our common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(8)According to a Schedule 13G/A filed with the SEC on February 9, 2023, each of Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Adage Capital Advisors, L.L.C., Robert Atchinson and Phillip Gross share voting and dispositive power with regard to 1,620,631 shares of our common stock. The address of each reporting person is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

CORPORATE GOVERNANCE AND SOCIAL RESPONSIBILITY

Introduction

    Our Board of Directors sets high standards for the Company's employees, officers and directors. Implicit in this philosophy is the importance of sound corporate governance. It is the duty of the Board of Directors to serve as a prudent fiduciary for shareholders and to oversee the management of the Company's business. To fulfill its responsibilities and to discharge its duty, the Board of Directors follows the procedures and standards that are set forth in our Corporate Governance Principles, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Director Independence

Under the rules of Nasdaq, independent directors must constitute a majority of a listed company’s Board of Directors. A director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board currently has 12 members consisting of Ms. Brown (the President and Chief Executive Officer of the Company), five Directors (Ms. Fox, Ms. Kelly, and Mr. Romney Sr. and two independent Directors, Ms. Bruce and Ms. Miller) designated by Workers United, Mr. Finser (the former chair of New Resource Bank’s Board of Directors), and our other five existing independent Directors (Mr. Bouffard, Mr. Jackson, Ms. Lilek, Mr. McDonagh, and Mr. Romasco).

Our Board of Directors has evaluated the independence of each Director who served during 2022 based on the independence criteria under Nasdaq rules and has determined that each of Mr. Bouffard, Ms. Bruce, Mr. Finser, Mr. Jackson, Ms. Lilek, Mr. McDonagh, Ms. Miller, Mr. Romasco and Mr. Sleigh was an independent Director.

As part of this evaluation, our Board of Directors considered the current and prior relationships that each independent Director has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares by each independent Director, and the matters discussed under “Certain Relationships and Related Party Transactions.” Our Board also reviewed transactions that independent Directors and their immediate family members and affiliates have as customers with the Bank in order to confirm that any loans outstanding are not past due, nonaccrual or troubled debt restructurings, that the loans were made in the ordinary course of business on prevailing terms, and that they did not involve more than the normal risk of collectibility or present other unfavorable features. Additionally, these transactions are subject to our Code of Business Conduct and Ethics.

Our Board of Directors determined that the following Directors are not independent based on relationships between the Company and such directors: Ms. Fox, Ms. Brown, Ms. Kelly, and Mr. Romney Sr. In reaching this decision, the Board considered factors, including the fact that (i) Ms. Brown is the Company's Chief Executive Officer, (ii) each of Ms. Fox and Mr. Romney Sr. is an employee of Workers United and Ms. Kelly is an employee of New York-New Jersey Joint Board, Workers United, which is the Company’s largest stockholder and a registered bank holding company. Although under applicable Nasdaq rules, Workers United would not be considered the Bank’s “parent” because it does not consolidate financial statements with the Bank, any subjective criteria to determine whether any director who satisfies the objective criteria nonetheless has relationships or other attributes that would preclude him or her from being found independent must also be taken into account.

Board Diversity Disclosure

In accordance with the Nasdaq Listing Rule 5606, each Nasdaq-listed company must annually disclose information on each director’s voluntary self-identified characteristics. The table below includes information on the diversity of the Board of Directors based upon such information voluntarily provided by each director.

Board Diversity Matrix (As of April 14, 2023)
Total Number of Directors	12
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	6	6	—	—
Part II: Demographic Background
African American or Black	1	2	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	5	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	1
Did Not Disclose Demographic Background	—

Meetings and Committees of the Board of Directors

Our Board of Directors has established standing committees in connection with the discharge of its responsibilities. These committees include, among others, the Audit Committee, Compensation and Human Resources Committee, Governance and Nominating Committee, Executive and Corporate Social Responsibility Committee, Credit Policy Committee, Enterprise Risk Oversight Committee, and Trust Committee. Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our corporate governance documents. The current composition and responsibilities of each committee are described below. Members will serve on these committees so long as they are a member of the Board of Directors until their resignation or until otherwise determined by our Board of Directors.
Current Director Committee Assignments

Director	Executive and Corporate Social Responsibility	Audit	Compensation and Human Resources	Governance and Nominating	Enterprise Risk Oversight	Trust	Credit Policy
Lynne P. Fox	• Chair
Donald E. Bouffard Jr.		•					•
Priscilla Sims Brown	•
Maryann Bruce	•	•			• Chair
Mark A. Finser	•		• Chair	•		•
Darrell Jackson	•			• Chair		•	•
JoAnn S. Lilek	•	• Chair			•
Julie Kelly					•	•
John McDonagh	•	•	•				• Chair
Meredith Miller			•	•	•
Robert G. Romasco	•		•	•
Edgar Romney Sr.	•					• Chair	•

Anticipated Director Committee Assignments After Annual Meeting

Assuming the election of each Director nominee, immediately following the Annual Meeting, the committee assignments will be as follows:

Director	Executive and Corporate Social Responsibility	Audit	Compensation and Human Resources	Governance and Nominating	Enterprise Risk Oversight	Trust	Credit Policy
Lynne P. Fox	• Chair
Priscilla Sims Brown	•
Maryann Bruce	•	•			• Chair
Mark A. Finser	•		• Chair	•		•
Darrell Jackson	•			• Chair		•	•
JoAnn S. Lilek	•	• Chair			•
Julie Kelly					•	•
John McDonagh	•	•	•				• Chair
Meredith Miller			•	•	•	•
Robert G. Romasco	•		•	•
Edgar Romney Sr.	•					• Chair	•

Audit Committee

Our Audit Committee currently consists of Mr. Bouffard, Ms. Bruce, Ms. Lilek, and Mr. McDonagh, with Ms. Lilek serving as Chair. After the Annual Meeting, and in accordance with the Company's tenure policy, Mr. Bouffard will no longer be a member of the Board of Directors or the Audit Committee. Ms. Lilek will continue as Chair and the other members of the Audit Committee will be Ms. Bruce and Mr. McDonagh. The Audit Committee met 14 times during the 2022 fiscal year. Our Audit Committee performs the duties required of audit committees under 12 C.F.R. § 363.5 for insured depository institutions and under the Sarbanes-Oxley Act of 2002 (“SOX”). Our Audit Committee has responsibility for, among other things:

•selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•evaluating the qualifications, performance and independence of our independent registered public accounting firm;

•monitoring the internal controls over financial reporting and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•reviewing the adequacy and effectiveness of our internal control policies and procedures;

•discussing the scope and results of the audit with the independent registered public accounting firm and reviewing with management and the independent registered public accounting firm our interim and year-end operating results;

•preparing the Audit Committee report required by the Exchange Act rules to be included in our annual proxy statement; and

•oversight of our SOX compliance.

The rules of Nasdaq require our Audit Committee to be composed entirely of independent directors, subject to certain limited exceptions. Applicable FDIC regulations also require that our Audit Committee be composed of “outside directors who are independent of management.” Our Board of Directors has affirmatively determined that each of the current and aforementioned future members of our Audit Committee meet the heightened definition of “independent directors” and “outside directors” under Nasdaq listing standards and FDIC regulations, respectively. Each member of our Audit Committee also satisfies the independence requirements and additional independence criteria under Rule 10A-3 under the Exchange Act. In addition, as a bank holding company with more than $3 billion in assets, under applicable FDIC regulations, our Audit Committee includes members with banking or related financial management expertise, has access to its own outside counsel, and does not include any large customers of the Bank. Our Board of Directors also has determined that each of Mr. Bouffard and Ms. Lilek qualify as an “audit committee financial expert” as defined by Exchange Act rules.

Our Board of Directors has adopted a written charter for our Audit Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Compensation and Human Resources Committee

Our Compensation and Human Resources Committee (the “Compensation Committee”) currently consists of Mr. Finser, Mr. McDonagh, Ms. Miller, and Mr. Romasco, with Mr. Finser serving as Chair. After the Annual Meeting, Mr. Finser will continue as Chair, and the other members of the Compensation Committee will remain the same. The Compensation Committee met nine times during the 2022 fiscal year. The Compensation Committee is responsible for, among other things:

•reviewing and approving compensation of our executive officers including salary, long-term incentives, cash incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans;

•reviewing and recommending compensation policies and practices for our employees and considering whether risks arise from such policies and practices;

•reviewing the compensation of our non-employee directors and recommending any changes to the full board;

•reviewing and discussing annually with management any executive compensation disclosure required by Exchange Act rules;

•administering, reviewing and making recommendations with respect to our equity or long term compensation plans;

•oversight of the development of succession plans for our executive officers and their direct reports;

•oversight of our policies regarding employee engagement; and

•oversight of our diversity and inclusion program.

The Compensation Committee may form and delegate authority to subcommittees as appropriate, including, but not limited to, a subcommittee composed of one or more members of our Board of Directors or officers to grant stock awards under our equity or long term incentive plans to persons who are not then subject to Section 16 of the Exchange Act. Delegation by the Compensation Committee to any subcommittee shall not limit or restrict the Compensation Committee on any matter so delegated, and, unless the Compensation Committee alters or terminates such delegation, any action by the Compensation Committee on any matter so delegated shall not limit or restrict future action by such subcommittee on such matters. The Compensation Committee has delegated authority to our President and Chief Executive Officer and Chief Financial Officer to grant, and designate recipients for, a limited number of awards under the Equity Plan, and to determine the number of shares issued to such recipient. The delegated authority covers only senior vice presidents who have exceeded certain performance expectations, high performers in critical roles, and spot-bonuses for retention efforts. The delegated authority is regularly monitored by the Compensation Committee.

Our Board of Directors has evaluated the independence of the current and aforementioned future members of our Compensation Committee and has determined that each member of our Compensation Committee meets the heightened definition of an “independent director” under Nasdaq listing standards. Each member of our Compensation Committee also satisfies the independence requirements and additional independence criteria under Rule 10C-1 under the Exchange Act, and qualifies as a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

Our Board of Directors has adopted a written charter for our Compensation Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Role of Compensation Consultant

Our Compensation Committee retains, at our expense, independent consultants to assist it in executive compensation matters. The Compensation Committee retained Semler Brossy Consulting Group LLC (“Semler Brossy”) to assist it in executive compensation matters beginning in October 2018. Semler Brossy reports directly to the Compensation Committee and does not have any other consulting engagements with management or the Company. In considering the retention of Semler Brossy, the Compensation Committee assessed Semler Brossy’s independence in light of SEC rules and Nasdaq listing standards and determined that Semler Brossy was independent and their work did not create any conflicts of interest.

During 2022, the Compensation Committee met with such consultants numerous times in and out of the presence of management, to review findings based on market research and considers those findings in determining and adjusting our executive compensation program.

With respect to Chief Executive Officer compensation, Semler Brossy provided, and continues to provide, an independent recommendation to the Compensation Committee, in the form of a range of possible outcomes, for the Compensation Committee’s consideration. In developing its recommendation, Semler Brossy relies on its understanding of our business and compensation programs and Semler Brossy’s independent research and analysis. Semler Brossy does not meet with our Chief Executive Officer with respect to Chief Executive Officer compensation. Semler Brossy also assisted us in the design of our annual incentive plan for our eligible employees, including our Named Executive Officers. With respect to Director compensation and the compensation of our senior executive vice-presidents and executive vice-presidents, Semler Brossy conducts market analyses and advises us on best practices and market trends. Semler Brossy provides to the Compensation Committee an independent assessment of management’s recommendations on senior executive vice-presidents and executive vice-presidents compensation.

Governance and Nominating Committee

Our Governance and Nominating Committee currently consists of Mr. Finser, Mr. Jackson, Ms. Miller, and Mr. Romasco, with Mr. Jackson serving as Chair. After the Annual Meeting, Mr. Jackson will continue as Chair and the other members of the Governance and Nominating Committee will be remain the same. The Governance and Nominating Committee met nine times during the 2022 fiscal year. The Governance and Nominating Committee is responsible for, among other things:

•assisting our Board of Directors in identifying individuals qualified to become Directors and recommending Director nominees for each annual or special meeting of stockholders or for any vacancies or newly created directorships that may occur between such meetings to the Board of Directors;

•reviewing periodically the governance principles adopted by the Board of Directors and developing and recommending governance principles applicable to our Board of Directors;

•making recommendations to the Board of Directors as to determinations of director independence;

•overseeing the evaluation of our Board of Directors;

•overseeing the Board's training, education, and development; and

•recommending members for each Board committee of our Board of Directors.

Our Board of Directors has evaluated the independence of the current and aforementioned future members of our Governance and Nominating Committee and has determined that each member of the Governance and Nominating Committee is “independent” under Nasdaq listing standards.

Our Board of Directors has adopted a written charter for our Corporate Governance and Nominating Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Executive and Corporate Social Responsibility Committee

Our Executive and Corporate Social Responsibility Committee currently consists of Ms. Brown, Ms. Bruce, Mr. Finser, Ms. Fox, Mr. Jackson, Ms. Lilek, Mr. McDonagh, Mr. Romasco, and Mr. Romney Sr., with Ms. Fox serving as Chair. After the Annual Meeting, Ms. Fox will continue as Chair and the other members of the Executive and Corporate Social Responsibility Committee will be remain the same. The Executive and Corporate Social Responsibility Committee met eight times during the 2022 fiscal year. The Executive and Corporate Social Responsibility Committee is responsible for, among other things:

•assisting our Board of Directors in fulfilling its oversight responsibilities with respect to the development of our corporate social and responsibility policies and implementation of such initiatives;

•advising our Chair and President and Chief Executive Officer regarding the agenda for future Board meetings; and

•reviewing our monthly financial results and attending to other matters requiring attention during the calendar months that our Board of Directors does not meet.

    Our Board of Directors has adopted a written charter for our Executive and Corporate Social Responsibility Committee, which is available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab.

Credit Policy Committee

Our Credit Policy Committee currently consists of Mr. Bouffard, Mr. Jackson, Mr. McDonagh, and Mr. Romney Sr., with Mr. McDonagh serving as Chair. After the Annual Meeting, Mr. Bouffard will no longer be a member of the Board of Directors or the Credit Policy Committee. Mr. McDonagh will continue as Chair and the other members of the Credit Policy Committee will be Mr. Jackson and Mr. Romney Sr. The Credit Policy Committee met eight times during the 2022 fiscal year. The Credit Policy Committee is responsible for, among other things:

•    assisting our Board of Directors in fulfilling its oversight responsibilities;

•    reviewing and approving credits above board-specified dollar limits;

•    monitoring the performance and quality of our credit portfolio;

•    overseeing the administration and effectiveness of, and compliance with, our credit policies; and

•    reviewing and assessing the adequacy of the allowance for loan and lease losses.

Enterprise Risk Oversight Committee

Our Enterprise Risk Oversight Committee currently consists of Ms. Bruce, Ms. Kelly, Ms. Lilek and Ms. Miller, with Ms. Bruce serving as Chair. After the Annual Meeting, Ms. Bruce will continue as the Chair and the other members of the Enterprise Risk Oversight Committee will remain the same. The Enterprise Risk Oversight Committee met four times during the 2022 fiscal year. The Enterprise Risk Oversight Committee is responsible for, among other things:

•    overseeing our enterprise risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks;

•    ensuring that our risk management policies and procedures are commensurate with its structure, risk profile, complexity, activities and size;

•    providing an open forum for communications between management, third parties and our Board of Directors to discuss risk and risk management;

•    reviewing on a regular basis, at least annually, with our General Counsel, Chief Compliance Officer, and other Bank officers, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies; and

•    reviewing the material findings of examinations conducted by any regulatory agencies and report the results of such findings to our Board of Directors.

Trust Committee

Our Trust Committee consists of Mr. Finser, Mr. Jackson, Ms. Kelly, and Mr. Romney Sr., with Mr. Romney Sr. serving as Chair. After the Annual Meeting, Mr. Romney Sr. will continue as Chair and the other members of the Trust Committee will remain the same. The Trust Committee met four times during the 2022 fiscal year. The Trust Committee is responsible for, among other things:

•    assisting our Board of Directors in fulfilling its oversight responsibilities;

•    overseeing trust management’s operation of the department in a manner that is consistent with the FDIC’s Statement of Principles of Trust Department Management;

•    overseeing the periodic, comprehensive reviews of each trust department account;

•    enacting written policies that address important trust department activities, including account reviews, deviations from approved criteria, and internal and external audit procedures; and

•    reviewing and assessing reports from supervisory agencies and trust management.

Director Meeting Attendance

Our Directors meet regularly to review our operations and discuss our business plans and strategies. Our Board of Directors has regularly scheduled meetings at least six times a year and our Executive and Corporate Social Responsibility Committee meets during the months when the Board of Directors does not meet.

Our full Board of Directors met 12 times in 2022. During 2022, each Director attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board on which he or she served. At our 2022 annual meeting, all of our Directors were in virtual attendance. We expect each Director to attend our annual meetings of stockholders, although we recognize that conflicts may occasionally arise that will prevent a Director from attending an annual meeting.

Compensation Committee Interlocks and Insider Participation

For the year ended December 31, 2022, our Compensation Committee consisted of Mr. Finser, Mr. McDonagh, Ms. Miller, and Mr. Romasco. None of them has at any time been an officer or employee of the Company or, has had any relationship with the Company of the type that is required to be disclosed under Item 404 of Regulation S-K. During 2022, none of our executive officers served as a member of the Board of Directors, compensation committee or other Board committee performing equivalent functions, of another entity that had one or more executive officers serving as a member of our Board of Directors or compensation committee.

Nominations of Directors

    The Governance and Nominating Committee serves to identify, screen, recruit and nominate candidates to our Board of Directors. The committee charter requires the committee to review potential candidates for the board, including any nominees submitted by stockholders in accordance with our bylaws. The committee evaluated each nominee recommended for election as a Director in these proxy materials. In evaluating candidates proposed by stockholders, the committee will follow the same process and apply the same criteria as it does for candidates identified by the committee or the Board of Directors.

When considering a potential candidate for nomination, the Governance and Nominating Committee will consider the skills and background that we require and that the person possesses, diversity of the Board and the ability of the person to devote the necessary time to serve as a Director. The Governance and Nominating Committee has established the following minimum qualifications for service on our Board of Directors:

•the highest ethics, integrity and values;

•a strong personal and professional reputation;

•professional experience that adds to the mix of the Board as a whole;

•the ability to exercise sound, independent business judgment;

•freedom from conflicts of interest;

•demonstrated leadership skills;

•the willingness and ability to devote the time necessary to perform the duties and responsibilities of a Director;

•relevant expertise and experience, and the ability to offer advice and guidance to our President and Chief Executive Officer based on that expertise and experience; and

•understanding of and alignment with our mission.

In considering whether to recommend any particular candidate for inclusion in the Board’s slate of recommended Director nominees, the Governance and Nominating Committee also considers the following criteria, among others:

•whether the candidate possesses the qualities described above;

•whether the candidate qualifies as an independent Director under Nasdaq listing standards;

•the candidate’s management experience in complex organizations and experience with complex business problems;

•the candidate’s other commitments, such as employment and other Board positions;

•the likelihood of obtaining regulatory approval of the candidate, if required;

•whether the candidate would qualify under our guidelines for membership on the Audit Committee, the Compensation Committee or the Governance and Nominating Committee; and

•whether the candidate complies with any minimum qualifications or restrictions set forth in our bylaws.

The Governance and Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for each prospective nominee. We recognize that a board made up of highly qualified Directors from diverse backgrounds benefits from the contribution of different perspectives and experiences to board discussions and decisions, promoting better corporate governance. Therefore, the committee assesses nominees based on merit, having regard to those competencies, expertise, skills, background and other qualities identified from time to time by the Board as being important in fostering a diverse and inclusive culture, which solicits multiple perspectives and views. The committee ensures that diverse characteristics, including but not limited to gender, age, ethnicity, disability and sexual orientation, are included in any pool of candidates from which our Board of Director nominees are chosen.

    In addition to the qualification criteria above, the Governance and Nominating Committee also takes into account whether a potential Director nominee qualifies as an “audit committee financial expert” as that term is defined by the Exchange Act rules, and whether the potential Director nominee would qualify as an “independent” Director under the Nasdaq listing standards and Exchange Act Rule 10A-3, if applicable.

We maintain a Board tenure policy (within in our Corporate Governance Guidelines) as a means of ensuring that our Board of Directors is renewed regularly with fresh perspectives. Under this policy, we generally seek to maintain an average tenure of ten years or less for our independent Directors not designated by the Workers United Related Parties. This approach strikes a balance between retaining Directors with deep knowledge of the Company while adding Directors who may bring an innovative outlook. As a group, independent Directors have an average tenure of approximately 6 years of service.

The Governance and Nominating Committee will consider candidates recommended by stockholders that are properly submitted in writing to the Company’s Corporate Secretary at Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001 and received not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year’s annual meeting. For the 2024 Annual Meeting of Shareholders, the Company’s Corporate Secretary must receive recommendations no earlier than January 25, 2024 and no later than February 26, 2024. The stockholder must provide the information required for stockholder nominations in our bylaws and comply with the advance notice provisions and other requirements of our bylaws.

Board Leadership Structure

Our governance framework provides our Board of Directors with flexibility to determine the appropriate Board leadership structure for the Company. We recognize that different Board leadership structures may be appropriate for our Company depending on a number of different factors and, therefore, we reexamine our corporate governance policies and leadership structure from time to time to ensure that they continue to meet our needs. We believe this flexibility is important to allow our Board of Directors to determine the appropriate structure based on our specific needs at any given time.

Historically, our leadership structure separated the roles of Chair of the Board of Directors and Chief Executive Officer. The Board believes that this separation is presently appropriate as it allows Ms. Brown, as President and Chief Executive Officer, to focus primarily on leading our strategy and day-to-day operations, while Ms. Fox, as Chair, can focus on leading the Board in its consideration of strategic issues and monitoring corporate governance, social responsibility, community relations and stockholder issues.

Additionally, under our Investor Rights Agreement, dated August 13, 2018, with the Workers United Related Parties, we agreed that for so long as the Workers United Related Parties collectively continue to hold 20% of the total voting power of all then-outstanding voting securities of the Company, we and each of the Workers United Related Parties will take all requisite corporate action within each parties’ control as is reasonably necessary to ensure that the Chair of the Board of Directors is a Director designated by Workers United. Currently, Workers United has designated Ms. Fox as the Chair.

In order to provide for a greater role for the independent Directors in our oversight, we have also appointed a Lead Independent Director, Mr. Romasco. In this role, he may call and preside over executive sessions of the independent Directors without management present, as he deems necessary. The other duties of the Lead Independent Director will continue to evolve. We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet our needs.

Board’s Role in Risk Oversight

Our Audit Committee is responsible for overseeing our risk management processes relating to: (1) financial reporting risk and internal controls; (2) oversight of the internal audit process and legal compliance; (3) regulatory compliance; (4) SOX reporting; and (5) policies and procedures as they relate to our Code of Business Conduct and Ethics, conflicts of interest and complaints regarding accounting and audit matters. The Audit Committee receives reports from management at least quarterly regarding our assessment of risks in its areas of review and the adequacy and effectiveness of internal control systems and operational risk (including compliance and legal risk). Our Chief Audit Executive reports to the Audit Committee and meets with the committee on a quarterly basis in executive sessions to discuss any potential risk or control issues involving management. The Audit Committee reports regularly to the full board, which also considers our entire risk profile.

Our Compensation Committee provides oversight of incentive compensation plans and risk related to compensation. Our Enterprise Risk Oversight Committee is responsible for overseeing our risk management framework, including policies and practices relating to the identification, measurement, monitoring and controlling our principal business risks and ensuring that our risk management framework is commensurate with its structure, risk profile, complexity, activities and size. After the Annual Meeting, our Enterprise Risk Oversight Committee will remain comprised of two independent Directors, Ms. Lilek and Ms. Bruce (who has earned the CERT Certificate in Cybersecurity Oversight from the Software Engineering Institute of Carnegie Mellon University), and one Director, Ms. Kelly, who is not independent. Our Enterprise Risk Oversight Committee works directly with our

Chief Risk Officer and oversees and reviews our overall enterprise risk management program and the alignment of the Company’s risk profile with its strategic plan, goals and objectives.

The enterprise risk management program currently reviews risk in numerous areas within the Company, including market, liquidity, reputation, operations and technology, cybersecurity, compliance and legal, and strategic. The Enterprise Risk Oversight Committee reviews management reports regarding specifically identified risks and makes recommendations to the Board with respect to specifically identified material risks that it identifies. With regard to compliance and regulatory risk, our Enterprise Risk Oversight Committee is responsible for reviewing, on an annual basis, our compliance with applicable laws and regulatory requirements and any legal or regulatory matters that could have a material impact on our financial statements, our compliance policies and any material reports or inquiries received from regulators or governmental agencies.

The full Board receives reports from management, the Audit Committee, the Compensation Committee, and the Enterprise Risk Oversight Committee. It reviews certain committee actions and focuses on the most significant risks we face and our general risk management strategy and also ensures that risks we undertake are consistent with Board policy. While the Board of Directors oversees our risk management, management is generally responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks we face and that our Board leadership structure supports this approach.

Cyber and Information Security. With respect to cybersecurity, on a quarterly basis, both our Audit Committee and Enterprise Risk Oversight Committee receive reports on cybersecurity risks and preparedness. While the Enterprise Risk Oversight Committee, and the Board of Directors to which it reports, oversees our cybersecurity risk management, our management and Information Security Department are responsible for the day-to-day cybersecurity risk management processes. Threat from cyber-attacks is severe, attacks are sophisticated and increasing in volume, and attackers respond rapidly to changes in defensive measures. Our systems and those of our customers and third-party service providers are under constant threat and it is possible that we could experience a significant event in the future. We actively monitor the cybersecurity threat landscape with a focus on the financial services sector for trends and new threats. Our Information Security Department proactively identifies and monitors systems to analyze risk to the organization and implement mitigating controls where appropriate. Formal security awareness training is conducted regularly to increase overall employee awareness about cyber threats. In addition to maintaining a defensive cybersecurity strategy, we have a disaster recovery site in an ISO 27001-certified separate colocation data center. We also maintain a cyber insurance policy that is designed to reduce the risk of loss resulting from cyber security breaches.

While we believe that our cybersecurity programs are appropriate and have been effective to prevent material incidents thus far, risks and exposures related to cybersecurity attacks are expected to remain high for the foreseeable future due to the rapidly evolving nature and sophistication of these threats, as well as due to the expanding use of Internet banking, mobile banking and other technology-based products and services by us and our customers.

Environmental, Social and Governance (ESG). Our Board of Directors understands its role as stewards of long-term corporate performance, and that the Board has a critical role to play in ensuring that we are aware of, and able to navigate, the evolving risk and opportunities related to ESG matters. Therefore, the Board of Directors has designated the Executive and Corporate Social Responsibility Committee with formal responsibility to assist the Board of Directors in fulfilling its oversight responsibilities with respect to our development and implementation of corporate social responsibility initiatives, including those related to ESG matters. Additional information regarding our ESG practices and strategies is below under “Corporate Social Responsibility.”

Code of Business Conduct and Ethics

Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and Directors. The full text of our Code of Business Conduct and Ethics, and any amendments thereto, are (or will be in the case of any amendments) available on our website, www.amalgamatedbank.com, under the “Investor Relations” tab. We intend to post on our website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, the Code of Business Conduct and Ethics.

Stock Ownership Guidelines

We have a stock ownership policy that requires officers with the title Executive Vice President and above, otherwise referred to as covered individuals, to own a significant amount of our common stock. Covered individuals are currently in compliance with the policy or are still within the five-year period to achieve compliance.

Specific guidelines are:

•Four times the then annual base salary for the President and Chief Executive Officer;

•Two times the then annual base salary for the Senior Executive Vice Presidents; and

•One times the then annual base salary for other Executive Vice Presidents.

The period to achieve compliance is five years from the later of (1) the day the covered individual becomes subject to the policy, or (2) the day of adoption of these guidelines, which was October 30, 2019. The Compensation Committee monitors ownership levels and compliance on an annual basis. Below is a summary of shares that qualify for the ownership requirements described above (unvested stock options, performance shares and performance units not yet earned, and shares transferred to another person are excluded):

•shares owned outright, including shares owned jointly with a spouse,

•shares held in a retirement (e.g., 401(k)) or other deferred compensation plan of the Company,

•Net Shares underlying unvested, time-based shares of restricted stock or restricted stock units, and

•Net Shares underlying vested but unexercised stock options.

“Net Shares” are those shares that remain after shares are sold or netted to pay withholding taxes and the exercise price of stock options, if applicable.

Prohibitions on Hedging and Pledging

We consider it improper and inappropriate for our Directors, officers and employees to engage in short-term or speculative transactions in our securities or in other transactions in our securities that may lead to inadvertent violations of the insider trading laws. Accordingly, under our Insider Trading Policy, we prohibit:

•trade in puts, calls or similar options on any of our securities or the sale of any of our securities “short”;

•hedging or monetization transactions, such as zero-cost collars and forward sale contracts, which allow a Director, officer or employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock; and

•holding our securities in a margin account or pledging our securities as collateral for a loan.

Corporate Social Responsibility

Environmental, Social and Governance (ESG).

The Board of Directors takes seriously its role as stewards of long-term corporate performance, and that the Board has a critical role to play in ensuring that we identify and navigate the evolving risk and opportunities related to ESG matters.

Our mission is to be America’s socially responsible bank empowering organizations and individuals to advance positive social change. Under the direction of our President and Chief Executive Officer and our Board of Directors, we are committed to supporting corporate social responsibility (“CSR”) initiatives, including environmental, social and governance (“ESG”) matters that are relevant to us and align with our bank-wide dedication to responsible corporate citizenship. The Bank is a Certified B Corporation, which is a third-party endorsement of our formal commitment to social responsibility and positively impacting our employees, customers, community, and environment. The Bank is the largest B Corp. certified financial institution, a designation held since 2017, which further underscores our commitment to reducing inequality, lowering levels of poverty, creating a healthier environment, building stronger communities and creating more high-quality jobs that promote dignity and purpose.

To take the Bank’s commitment to its core values and the B Corp standards one step further, in connection with the Bank’s reorganization into a mid-tier holding company structure, the Company elected benefit corporation status under Delaware law. Benefit corporation directors have a fiduciary duty—established by statute—to consider a range of stakeholders when making decisions, including but not limited to the corporation’s stockholders. Thus, while a benefit corporation is a for-profit entity, its directors are duty-bound to follow a “triple bottom line” approach to running the business—pursing profit, promoting one or more public benefits, and considering a range of stakeholders (including the environment) affected by the corporation’s actions.

2022 CSR Highlights

Regarding our CSR efforts in 2022, we:

•Grew the volume and share of our lending and select balance sheet investments supporting clients in high impact sectors such as climate solutions and affordable housing;

•Hired Jacqueline Rosa as our Chief Diversity, Equity and Inclusion Officer, reporting directly to the CEO;

•Achieved 100% on Human Rights Campaign Foundation’s Corporate Equality Index;

•Awarded the 2022 Green Bank Award for Outstanding Partnership by the Connecticut Green Bank and was named as one of the top three banks globally for sustainable banking revenues;

•Conducted the Bank’s first materiality assessment for environmental, social and governance risks factoring business, stakeholder and community perspectives.

•In line with the Bank’s impact focus the majority of philanthropy through the Amalgamated Charitable Foundation was to racial justice and climate and economic equity. Since launching in 2019, the Foundation and its giving platform have processed grants of more than $536 million.

•Engaged companies held by Longview Funds and ResponsiFunds, the Bank's collective investment funds for which the Bank serves as Trustee, on investor issues relating to climate risk, workplace diversity, and equity.

CSR Governance

We maintain an explicit commitment to the highest Corporate Social Responsibility and ESG standards. Under the direction of our Board of Directors and executive management, we are diligent in fulfilling our mission to be America’s socially responsible bank, empowering organizations, and individuals to advance positive social change. Our Executive and Corporate Social Responsibility Committee has oversight of our ESG activities and communications. In addition, our formal cross-department Corporate Social Responsibility (“CSR”) Committee is comprised of employees responsible for implementing various ESG policies, strategies, and communications. In addition, our formal cross-department Corporate Social Responsibility (“CSR”) Committee is comprised of employees responsible for implementing various ESG policies, strategies, and communications. The CSR Committee is led by the Chief Sustainability Officer and reports regularly to the Executive and Corporate Social Responsibility Committee.

To guide our material environmental, social and governance efforts, we maintain a number of formal policies related to corporate governance, social wellbeing, environmental stewardship, and responsible investing. These include:

•an Anti-Money Laundering Policy, including Anti-Corruption;

•a Code of Business Conduct and Ethics,

•a Data Classification and Information Protection Policy;

•a Corporate Security Program, including Health and Safety;

•a Human Rights Policy;

•a Privacy Policy; and

•a Supplier Code of Conduct

We also hold a number of important memberships and affiliations that guide our work. We are a founding signatory of the Principles for Responsible Investing, United Nations’ Net Zero Banking Alliance and Principles for Responsible Banking ("UNPRB"), the Partnership for Carbon Accounting Financials, and the UN Principles for Women Empowerment and Global Compact. We are also a member of the Global Alliance for Banking on Values and supporter of the Task Force on Climate-Related Financial Disclosures.

Our business strategy is focused on providing impact banking and lending services to a customer base that cares about how their money is invested. That strategy is rooted in our 100-year history as a bank serving working people, labor unions, nonprofits, foundations, and impact businesses. We believe that there is a growing base of customers who want to entrust their monies with a company that aligns with their values. Our policy is to not lend to, or invest our own money in, (i) fossil fuel companies, (ii) companies that manufacture weapons, (iii) companies that we do not believe support the rights of workers, women, immigrants, or the LGBTQ+ community, or (iv) companies that take positions that are not aligned with our mission. In 2021, we announced the launch of ResponsiFunds, which are ESG asset management products for institutional investors designed to align investment growth goals with an organization's values.

Additional information regarding our ESG programs and metrics is included on our website, www.amalgamatedbank.com, under “Investor Relations—Corporate Social Responsibility,” which information is not incorporated by reference into this proxy statement.

Diversity and Inclusion

Building on our leadership in respecting the rights of all employees, a Diversity and Inclusion statement included in the Employee Handbook designates the Bank as an anti-racist organization and supports a more active role in creating a more inclusive culture. We believe that maintaining and promoting a diverse and inclusive workplace where everyone feels valued and respected is essential for our growth. Diversity is important to us at the highest levels. Our twelve-member Board of Directors is comprised of six women, three racially or ethnically diverse members, and one LGBTQ+ member.

In October of 2022, Jacqueline Rosa was hired as Senior Vice President & Chief Diversity, Equity & Inclusion Officer. This is a senior level position that reports directly to the Chief Executive Officer. We have a formal board diversity policy that provides that, when assessing board nominees, the Governance and Nominating

Committee must ensure diverse characteristics, including but not limited to gender, age, ethnicity, disability, and sexual orientation, are included in any pool of candidates from which the Board nominees are chosen.

We are focused on cultivating a diverse and inclusive culture where our employees can freely bring diverse perspectives and varied experiences to work. In our employee recruitment and selection process and operation of our business, we adhere to equal employment opportunity policies and provide mandatory annual employee trainings on Diversity Equity and Inclusion. We have established Employee Resource Groups to support employees from marginalized populations to help cultivate a healthy workplace culture. As of December 31, 2022, women held 20 of 41 senior management positions (which is defined as Senior Vice President and above) and five of 12 executive management positions (which is defined as Executive Vice President and above). 42% of our executive management and 46% of our senior management identify as people of color. Additionally, 59% of our employees identify as women and 63% of our employees identify as people of color. We publish our EEO-1 data annually.

We have also established placement goals for minorities and women at recruitment career fairs to increase diverse representation in our workforce, particularly in senior management.

Culture and Employee Engagement

We believe continuous engagement with our employees is important to driving our success. Our President and Chief Executive Officer and members of executive management hold Town Hall-style meetings in-person and virtually with all employees, covering topics such as business strategy and outlook, our competitive landscape, emerging industry trends, employee recognition, and includes a question and answer session with management. We believe this format, in addition to other on-going interactions between leadership and employees, promotes strong and productive conversations across our organization.

To attract and retain talent, we offer a comprehensive compensation and benefits package that includes health insurance, pension, savings plans, and employee development programs. We also provide our employees with career advancement opportunities. We have an explicit commitment to strong social and human capital management standards. As of December 31, 2022, approximately 21% of our employees are unionized under a collective bargaining agreement. Employees are aware of our stance in supporting organized labor and workers’ rights. In 2019, we became the first U.S. bank to raise our minimum wage to $20 per hour. Over the course of 2021, we participated in the development of the Living Wage Initiative along with a select group of corporate leaders with strong human capital management track records and have now been certified as a Living Wage Employer. Our Code of Business Conduct and Ethics and Diversity, Equity and Inclusion Plan, under the leadership of the Director of Diversity and Inclusion, support efforts for hiring, training, and workplace culture.

Our Board and management have adopted key policies and metrics for the Bank covering work force diversity that covers recruitment, retention and makeup of the work force as part of a broader initiative on Diversity Equity and Inclusion. We have taken the Donors of Color Climate Pledge through our philanthropy and provided finance to support the Black Vision Fund and Entrepreneurs of Color through our commercial lending. We regularly advocate for social and governance responsibility, using our public voice to support the impacts we work for through our finance.

Environmental Responsibility

We have been an international leader in supporting strong environmental standards, sustainable finance, and responsible and sustainable banking practices. As a founding signatory of the United Nations Principles for Responsible Investing, a founding signatory to the United Nations Principles for Responsible Banking, and a founding member of the UN Net Zero Banking Alliance, we publicly committed to use finance as a tool to build a more sustainable planet. In 2021, we took several steps to continue our leadership in climate finance. We were one of the first U.S. banks to publish data in accordance with the Partnership for Carbon Accounting Financials ("PCAF") and were the first U.S. bank to publish a net zero climate target in accordance with and now validated by the Science Based Targets ("SBTi") methodology. We published our loan portfolio climate targets in October 2021, which built on a 2030 target of 49% reduction in absolute emissions from our 2020 baseline and reaching Net Zero in 2045. As a part of our Net Zero Report we disclosed asset class level targets and transition details.

In calculating the carbon impact of Company operations, we report to the standards of the Greenhouse Gas Protocol and disclose our Scope 1, 2, and 3 emissions, including Scope 3 Category 15 (financed emissions) which covers our balance sheet loans and investments as well as our Assets Under Management. Within our operational emission, we measure our Scope 1, Scope 2 and Scope 3 greenhouse gas emissions and purchase carbon offsets for any unavoidable carbon emissions. As part of our net zero climate targets, we are also seeking to reduce our direct or "operational" emissions to net zero by 2030. We are committed to 100% renewable energy across our corporate footprint where available.

We are increasing solar energy capacity through our Property Assessed Clean Energy ("PACE") program to credit carbon reductions through our financing activities to support our net zero ambition. Climate solutions comprise 36.5% of our loan and loan-based investment portfolio. Avoided emissions resulting from our climate solutions exceed our combined corporate and financed all emissions activities. In April 2021, we announced the launch of ResponsiFunds which are ESG collective investment funds. We are applying our social justice values and collaborating with mission-aligned industry experts to screen these funds to exclude private prisons, pipelines, weapons, oil sands, coal, tobacco, UN Global Compact non-compliant, Carbon Underground 200, and more, while also screening for areas of inclusion in ESG leadership. Because the funds are industry diversified and balanced, they mirror a broad market index but exclude the aforementioned company types and highlight top ESG performers. As such, these funds are intended to deliver market like returns while remaining values aligned.

We continue to embed climate risk into our business strategy, and we are committed to ambitious action through risk management programs. In 2021, the Bank became a supporter of the Task Force on Climate Related Financial Disclosures ("TCFD") and produces a TCFD-aligned disclosure annually.

Impact Lending

As a mission-driven bank, we strive to create financial products that have a triple bottom line effect: environmental, social, and financial. We offer several products that emphasize social responsibility including, among others: lending for affordable housing, fossil fuel free investment portfolios, green lending, financing for community development financial institutions, lending to minority owned businesses, and debit card options that allow for money to be diverted to charities. As of December 31, 2022, 64% of our lending book meets our definition of “High Impact” and is 100% mission aligned. Additionally, 36.5% of our loans (including PACE securities) were dedicated to the category of Climate Protection and 18.6% to workforce and affordable housing. We do not lend to, or invest our own money in, (i) fossil fuel companies, (ii) companies that manufacture weapons, (iii) companies that do not support the rights of workers, women, immigrants or the LGBTQ+ community, or (iv) companies that take positions that are not aligned with our mission to create a more just and sustainable world.

ESG Investment Engagement

Over the course of 2021, the LongView Funds (the “Funds”), continued to take a long-term view of shareholder value by actively promoting sound ESG practices at companies held in our portfolios. This active ownership practice includes the thoughtful and diligent exercise of our voting rights as well as engaging with our portfolio companies on a variety of issues.

Consequently, as Trustee of the Funds, we take an assertive approach of promoting best practices at portfolio companies and eliminating practices that are inimical to long-term growth. We do this through various mechanisms, including dialogues with companies on governance issues of concern and shareholder proposals that give all shareholders an opportunity to vote on a particular matter of concern.

During the 2022 shareholder season, Amalgamated Bank engaged with companies and filed shareholder resolutions on behalf of the Funds in a variety of issue areas: Net-Zero Emissions; Utilities & Building Electrification; Diversity, Equity, and Inclusion; Social Media Misinformation; and Carbon Offsets. In total, Amalgamated Bank engaged with eighteen companies. Additionally, all LongView shares were cast in support of each item highlighted by the AFL-CIO’s Key Votes Survey.

Active Stockholder Outreach and Engagement

We believe that engaging with stockholders is fundamental to our commitment to good governance. Throughout the year, we seek opportunities to engage in two-way conversations with our stockholders to gain and share valuable insights into current and emerging business strategies and trends. During 2022, we held numerous meetings with stockholders to discuss key corporate matters. Topics discussed included our business and growth strategy, risk management practices, including the performance of credit during the pandemic and CSR, including ESG matters. These meetings were conducted via teleconference or videoconference during individually scheduled meetings or industry conferences.

Communications with the Board of Directors

The Board of Directors has established a process for stockholders to send communications to the Board of Directors. Stockholders and other stakeholders may communicate with the Board as a group or individually by writing to: Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary. The Board has instructed the Corporate Secretary to review these communications and promptly forward all communications relevant to the Board's roles and responsibilities.

Report of the Audit Committee

The Audit Committee’s responsibilities are stated in a written charter adopted by the Board of Directors. The Audit Committee has reviewed and discussed with management and with Crowe LLP, the independent registered public accounting firm for 2022, the Company's audited financial statements and other material financial disclosures for the year ended December 31, 2022. In addition, the Audit Committee has discussed with Crowe LLP the matters that independent registered public accounting firms must communicate to audit committees under applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission.

The Audit Committee has also received the written disclosures and the letter from Crowe LLP required by applicable requirements of the PCAOB regarding Crowe LLP’s communications with the Audit Committee concerning independence, and has discussed with Crowe LLP its independence.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing under the Exchange Act.

Submitted by the Audit Committee:

Ms. JoAnn Lilek, Chair
Mr. Donald Bouffard
Ms. Maryann Bruce
Mr. John McDonagh

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

Named Executive Officers

Our “Named Executive Officers” are the individuals who served as our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers at the end of 2022. Our Named Executive Officers as of December 31, 2022 are noted in the following table, along with their positions:

Name	Title
Priscilla Sims Brown	President and Chief Executive Officer
Jason Darby	Senior Executive Vice President and Chief Financial Officer
Sam Brown	Senior Executive Vice President and Chief Banking Officer

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to our Named Executive Officers for all services rendered in all capacities to the Bank and its subsidiaries for the year ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)		Non-Equity Incentive Plan Compensation ($)(7)	Retention Stock Awards ($)(8)	All Other Compensation ($)(9)	Total ($)
Priscilla Sims Brown	2022	836,539	50,000	1,300,000	(4)	932,960	—	109,378	3,228,877
President and Chief Executive Officer	2021	443,074	500,000	2,500,000		381,547	—	7,151	3,831,772

Jason Darby	2022	401,154	—	295,000	(5)	320,000	420,000	4,460	1,440,614
Senior Executive Vice President and Chief Financial Officer	2021	320,654	75,000	175,000		204,400	—	1,111	776,165

Sam Brown	2022	347,424	83,750	250,000	(6)	400,000	352,000	7,656	1,440,830
Senior Executive Vice President and Chief Banking Officer(1)	2021	333,952	98,750	134,000		293,460	—	2,526	862,688

(1)Mr. Brown was appointed Senior Executive Vice President and Chief Banking Officer effective August 24, 2022.
(2)These amounts reflect discretionary cash bonus payments determined by our Compensation Committee. In 2022, for Ms. Brown, $50,000 of this amount reflects a one-time special bonus to recognize her extraordinary leadership efforts contributing to the Company's 2022 strategic initiatives. For Mr. Brown, $83,750 of this amount reflects a retention bonus, from a 2020 retention agreement.
(3)The values of all stock awards reported in this column were computed in accordance with FASB ASC Topic 718 Compensation-Stock Compensation (“FASB ASC Topic 718”). For a discussion of the valuation assumptions, see Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. For a discussion of the awards granted in 2022, see “Long-term Equity Compensation".
(4)Represents $650,000 of performance-based restricted stock units (“PRSUs”) and $650,000 of time-vesting restricted stock units ("TRSUs"). The PRSUs were determined to have a grant date fair value less than the maximum performance level. However, if the highest level of performance conditions with respect to PRSUs granted in 2022 are satisfied, then the value of Ms. Brown’s PRSUs, determined as of the grant date, would be $975,000.
(5)Represents $147,500 of PRSUs and $147,500 of TRSUs. The PRSUs were determined to have a grant date fair value less than the maximum performance level. However, if the highest level of performance conditions with respect to PRSUs granted in 2022 are satisfied, then the value of Mr. Darby’s PRSUs, determined as of the grant date, would be $211,250.
(6)Represents $125,000 of PRSUs and $125,000 of TRSUs. The PRSUs were determined to have a grant date fair value less than the maximum performance level. However, if the highest level of performance conditions with respect to PRSUs granted in 2022 are satisfied, then the value of Mr. Brown’s PRSUs, determined as of the grant date, would be $187,500.
(7)These amounts reflect annual incentive payments determined by our Compensation Committee based on the achievement of certain performance criteria and performance of the individual. See “Annual Cash Incentive Payments” below for a description of how our Compensation Committee determined the incentive payments awarded to our Named Executive Officers for 2022.
(8)These amounts reflect retention TRSUs awarded to Mr. Darby and Mr. Brown under their employment agreements, discussed below under "Agreement with Jason Darby" and "Agreement with Sam Brown", respectively.
(9)For Ms. Brown, she was reimbursed $76,590 for security services in 2022, and the remaining amount in this column are for cash dividends related to restricted stock units and other miscellaneous items. Otherwise, for the Named Executive Officers except Ms. Brown, amounts in this column are for cash dividends related to restricted stock units and other miscellaneous items.

Agreement with Priscilla Sims Brown

On May 10, 2021, the Company and Ms. Brown entered into an employment agreement. The agreement has an initial term of three years that automatically extends for additional one year terms unless either party gives the other notice of intention to terminate at least 60 days before the end of the current term. Under the employment agreement, Ms. Brown will receive an annual base salary of $800,000, which may be increased at the discretion of the Board of Directors, or decreased as part of an across-the-board reduction applicable to other senior executives. In addition, she is (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, initially targeted at 70% of her current base salary, based on the achievement of performance metrics established by the Board of Directors (the “CEO Annual Bonus Target”), and (ii) beginning in 2022, she is entitled to equity-based incentive compensation under the Company's equity incentive plans, initially with an aggregate potential value of any such annual awards to be equal to 100% of her current base salary, subject to increase at the discretion of the Board of Directors. Ms. Brown is also entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Under the employment agreement, she also received, on June 1, 2021 (the "Effective Date"), a cash signing bonus of $500,000 (the “Signing Bonus”), and an award of time-vesting restricted stock units with a grant date fair value of $2,500,000, in accordance with our 2021 Equity Incentive Plan, that will vest in equal installments on the first, second and third anniversaries of the Effective Date, based on her continued employment. The grant date fair value of this award is disclosed in the Summary Compensation Table under her 2021 stock awards.

We also agreed to reimburse her for up to $100,000 in relocation and transition expenses. If Ms. Brown had been terminated for “cause” or had resigned other than for “good reason” (each as defined in the agreement), prior to the first anniversary of the Effective Date, then she would have been obligated to repay to the Company, in full, the Signing Bonus. Finally, we also agreed to reimburse her for up to $25,000, upon presentation of appropriate documentation, for her reasonable expenses of legal counsel incurred in connection with the negotiation of her employment agreement.

The agreement provides severance payments and benefits upon certain termination events, as discussed below under "Potential Payments Upon Termination or Change in Control."

Agreement with Jason Darby

On August 24, 2022, Mr. Darby entered into an employment agreement with us to serve as our Senior Executive Vice President and Chief Financial Officer. Pursuant to the agreement, Mr. Darby initially will receive an annual base salary of $420,000. In addition, he is (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, targeted at 50% of his current base salary, based on the achievement of performance metrics established by the Company’s Board of Directors and (ii) entitled to equity-based incentive compensation under the Company’s equity incentive plans, initially with an aggregate potential value of any such annual awards to be equal to 50% of his current base salary. Mr. Darby will continue to be entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Under the employment agreement, Mr. Darby also received, on August 24, 2022, an award of time-vesting restricted stock units with a value equal to $420,000. The award was granted in accordance with the Company’s 2021 Equity Incentive Plan, and it will vest in equal installments on the first, second and third anniversaries of the employment agreement's effective date, based on the officer's continued employment. The grant date fair value of this award is disclosed in the Summary Compensation Table.

The agreement provides severance payments and benefits upon certain termination events, as discussed below under “Potential Payments Upon a Termination or Change in Control.”

Agreements with Sam Brown

On August 24, 2022, Mr. Brown entered into an employment agreement with us to serve as our Senior Executive Vice President and Chief Banking Officer. Pursuant to the agreement, Mr. Brown will initially receive an annual base salary of $352,000. In addition, he is (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, initially targeted at 75% of his current base salary, based on the achievement of performance metrics established by the Company’s Board of Directors and (ii) initially entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value of any such annual awards to be equal to 50% of his current base salary. Mr. Brown will continue to be entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

Mr. Brown also received, on August 24, 2022, an award of time-vesting restricted stock units with a value equal to $352,000. The award was granted in accordance with the Company’s 2021 Equity Incentive Plan, and it will vest in equal installments on the first, second and third anniversaries of the employment agreement's effective date, based on the officer's continued employment. The grant date fair value of this award is disclosed in the Summary Compensation Table.

The agreement provides severance payments and benefits upon certain termination events, as discussed below under “Potential Payments Upon a Termination or Change in Control."

Long-Term Incentive Compensation

The Compensation Committee believes that senior management equity ownership effectively aligns the interests of senior management with those of our stockholders. Accordingly, we have implemented equity-based incentives to both encourage our management’s long-term service and give management a more direct interest in our future success. The Amalgamated Financial Corp. 2021 Equity Incentive Plan (the “Equity Plan”) authorizes the granting of restricted stock and restricted stock units. The awards granted in 2022 included performance-vesting restricted stock units ("PRSUs") and time-vesting restricted stock units ("TRSUs").

On February 15, 2022, under the Equity Plan, we granted long-term equity awards to our Named Executive Officers with a target value of approximately $295,000 for Mr. Darby; and $250,000 for Mr. Brown. These awards consisted of 50% PRSUs and 50% TRSUs.

On February 25, 2022, under the Equity Plan, we granted long-term equity awards to Ms. Brown with a target value of approximately $1,300,000. These awards consisted of 50% PRSUs and 50% TRSUs.

The TRSUs will vest in three equal annual installments on each anniversary of the applicable grant date, subject to the executive’s continued service through the vesting date.

The PRSUs are subject to vesting based on the attainment of pre-established corporate performance measures over the applicable performance periods, each weighted at 50% of the total grant date fair value of the award. The corporate performance metrics for the PRSUs granted in 2022 are:

•growth in adjusted tangible book value per share, over a measurement period that begins January 1, 2022 and ends December 31, 2024; and

•total stockholder return, or TSR, relative to a specified peer group, over a measurement period that begins February 3, 2022 and ends February 2, 2025.

The PRSUs will vest based on our achievement of these performance measures during the applicable performance period, subject to the executive’s continued service through the end of each applicable performance period. The Compensation Committee established threshold, target and maximum performance levels for each selected performance measure. Payments for achievement of the threshold, target and maximum performance measures are 50%, 100% and 150% of target, respectively. Actual performance between threshold, target and maximum performance levels will be interpolated to determine the amount of payment based on relative achievement of the corporate performance metrics.

RSUs accrue dividends based on dividends paid on common shares, but those dividends are paid in cash upon satisfaction of the specified vesting requirements on the underlying RSU.

The grant date fair values of the TRSUs and the PRSUs are disclosed in the Summary Compensation Table included in this proxy statement. Each award agreement provides for double trigger vesting of unvested awards following a change in control and for acceleration upon termination in certain circumstances, as described below under “Potential Payments upon Termination or Change in Control.”

Recoupment Policy

Equity awards, including awards subject to time- or performance-based vesting, are subject to our Policy on Sound Executive Compensation as well as our recoupment policy and any other compensation, clawback or forfeiture policy implemented by the Company from time to time or as required by law. These policies cover all Named Executive Officers.

Annual Cash Incentive Plan

The Compensation Committee believes that annual cash incentive compensation is an integral component of our total compensation program that links executive decision‑making and performance with our annual strategic objectives. We use this component to focus management on the achievement of corporate financial goals while considering the mitigation of any risks which may affect our overall financial performance. As such, our Compensation Committee adopted the Amalgamated Bank Annual Incentive Plan, effective January 1, 2019, which was assumed by the Company upon consummation of the Bank's reorganization and amended and restated to be the Amalgamated Financial Corp. Annual Incentive Plan, which we collectively refer to as the AIP. The purpose of the AIP, among other things, is to align participants in the AIP with our strategic plan and critical performance goals while ensuring incentives are appropriately risk balanced. Each of our Named Executive Officers participated in the AIP in 2022.

Under our AIP, as soon as practicable at the beginning of each fiscal year, the Compensation Committee selects key performance objectives from a set of key measurable performance objective, which will be used to determine the actual cash incentive payment to be awarded to participants in the plan upon the achievement of the selected performance measures.

Each year, the Compensation Committee will set the amount of each participant’s target annual incentive opportunity, stated as a percent of the participant’s base salary. For 2022, the Compensation Committee determined that the target annual incentive opportunity for each Named Executive Officer under the AIP would be determined based on performance metrics tied to our corporate performance (weighted at 80%) and individual performance (weighted at 20%), and set the potential target annual incentive opportunity, as a percentage of base salary, as follows:

Name	Base Salary ($)	Target Annual Incentive as a Percent of Base Salary (%)	Target Annual Incentive Opportunity ($)	Portion of Target Annual Incentive Opportunity Tied to Corporate Performance Metrics (Weighted at 80%) ($)	Portion of Target Annual Incentive Opportunity Tied to Individual Performance Metrics (Weighted at 20%) ($)
Priscilla Sims Brown	850,000	80.0%	680,000	544,000	136,000
Jason Darby	420,000	50.0%	210,000	168,000	42,000
Sam Brown	352,000	75.0%	264,000	211,200	52,800

The Compensation Committee established threshold, target and maximum performance levels and weights for each selected corporate performance measure and set payout factors for each performance level at 50%, 100%, or 200% based on achievement of threshold, target or maximum performance, respectively. The payout factor for each metric is then multiplied by the applicable weight for each corporate performance measure and the sum of those numbers is multiplied by the portion of each executive’s target annual incentive opportunity tied to the corporate financial metrics. Threshold represents the minimum level of performance at which, if achieved, a payment is earned on each corporate performance measure. Maximum performance levels represent the maximum level of performance at which, if achieved, a maximum payment is each on each corporate performance measure. Actual performance between threshold, target and maximum performance levels will be linearly interpolated to determine the amount of payment based on relative achievement of the performance measures.

For 2022, our net income was $81.5 million and our efficiency ratio was 53%. The four selected corporate performance metrics, the assigned weight for each measure, the threshold, target and maximum performance level for each measure, our actual results, and the unweighted payout factor achieved were as follows:

		Objective Performance Range
Performance Measures	Assigned Weight For Performance Measures	Threshold	Target	Max	Actual Result	Payout Factor(5)
Core Earnings ($000,000’s)(1)	40.0%	57.7	84.0	88.1	85.8	57.4%
Core Efficiency Ratio(2)	20.0%	62.1%	53.2%	51.6%	51.7%	38.8%
Growth of Non-Time Deposits(3)	20.0%	4.0%	8.0%	10.0%	4.0%	10.0%
Nonperforming Assets(4)	20.0%	1.0%	0.7%	0.5%	0.4%	40.0%
Total	100.0%					146.2%
(1)Core Earnings is a non-GAAP measure defined to exclude the tax-effected impact of branch closures, gains/losses on the sale of securities and property, restructuring/severance costs, solar tax equity credit income and related accelerated depreciation, as well as excluding the impact of changes in taxable income recognition.
(2)Core Efficiency Ratio is a non-GAAP measure defined as core non-interest expense divided by core operating revenue and excluded the impact of branch closures, gains/losses on the sale of securities and property, severance, and solar tax equity credit income and related accelerated depreciation.
(3)Growth of Non-Time Deposits is defined as deposit growth excluding retail certificates of deposit.
(4)Non-Accrual Loans to Total Assets
(5)The weighted combined payout factor was 146.2%, representing the sum of the weighted payout factor for each metric. The combined payout factor was used for the Named Executive Officers.

The Compensation Committee chose these corporate performance measures for the following key reasons:

•it believes that our Core Earnings is a key component to building stockholder value;

•it believes that our Core Efficiency Ratio measures expense control and the efficiency of our operations, which are goals we should continually strive for in order to provide for the best financial return for our stockholders, and our Named Executive Officers are best situated to impact our efforts in this regard;

•it believes that growth of our non-time deposits is a strong indicator of the growth of our business, as it shows growth in our core relationships; and

•it believes nonperforming assets to total assets serves as a key measure of the credit quality of our interest earning assets.

Annual Cash Incentive Plan Payouts

Based on our corporate performance and each Named Executive Officer’s individual performance, the Compensation Committee awarded the following cash incentive awards to our Named Executive Officers in 2022.

Name	Portion of Earned Annual Incentive Tied to Corporate Performance Metrics (Weighted at 80%) ($)(1)	Portion of Earned Annual Incentive Tied to Individual Performance Metrics (Weighted at 20%) ($)(2)	Total Annual Incentive Award ($)	Earned Incentive Payment as a Percentage of Base Salary (%)
Priscilla Sims Brown	746,368	186,592	932,960	110%
Jason Darby	256,000	64,000	320,000	76%
Sam Brown	320,000	80,000	400,000	114%
(1)Represents a weighted combined payout factor of 146.2% for each named executive officer on corporate performance
(2)Each named executive officer achieved their respective individual performance targets at 100%

In reviewing Ms. Brown’s individual performance goals and determining the amount of her cash incentive award, the Compensation Committee considered Ms. Brown’s extraordinary leadership efforts in contributing to the Company’s 2022 strategic initiatives, her achievements in developing the Bank’s senior leadership team and culture, and her continued excellence in fostering external relationships with key stakeholders. Additionally, the Compensation Committee recognized Ms. Brown’s role in delivering strong financial results and shareholder value creation during 2022.

In reviewing Mr. Darby’s individual performance goals and determining the amount of his cash incentive award, the Compensation Committee noted Mr. Darby’s 2022 achievements included, among other things, maturation of a strong partnership with the President and CEO to deliver key financial results, by guiding the business with effective financial and capital management strategies and serving as an effective spokesperson with investors and other constituents regarding our financial and strategic performance.

In reviewing Mr. Brown’s individual performance goals and determining the amount of his cash incentive award, the Compensation Committee noted Mr. Brown’s 2022 achievements included, among other things, his outstanding collaboration with our President and Chief Executive Officer to develop and execute our mission aligned banking strategy, building strong momentum in our lending and deposit pipelines and attracting, developing and retaining high performing talent.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table provides a summary of equity awards outstanding as of December 31, 2022 for the Named Executive Officers.

Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable(1)	Options Exercise Price(1)	Options Expiration Date(1)	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested(4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(5)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(4)
Priscilla Sims Brown	—	—			131,191	(1)	$3,022,641	28,335	(6)	$652,838

Jason Darby	—	—			27,645	(2)	$636,941	12,439	(7)	$286,595

Sam Brown	31,520	—	$14.65	1/1/2028
					23,578	(3)	$543,237	9,879	(8)	$227,612
(1)Represents the following unvested TRSUs granted to Ms. Brown that vest based on her continued service through the vesting date:
•102,439 that vest ratably over two years on June 1, 2023 and 2024
•28,752 that vest ratably over three years on February 25, 2023, 2024, and 2025

(2)Represents the following unvested TRSUs granted to Mr. Darby that vest based on his continued service through the vesting date:
•1,269 that vest on March 9, 2023;
•2,504 that vest ratably over two years on February 3, 2023, and 2024;
•5,046 that vest ratably over three years on February 15, 2023, 2024, and 2025;
•18,826 that vest ratably over three years on August 24, 2023, 2024, and 2025

(3)Represents the following unvested TRSUs granted to Mr. Brown that vest based on his continued service through the vesting date:
•1,384 that vest on March 9, 2023;
•2,732 that vest ratably over two years on February 3, 2023, and 2024;
•3,684 that vest ratably over three years on February 15, 2023, 2024, and 2025; and
•15,778 that vest ratably over three years on August 24, 2023, 2024, and 2025

(4)Computed by multiplying the number of shares reported in the preceding column by the closing price of our common stock as reported on Nasdaq on December 30, 2022 of $23.04 per share.

(5)Represents PRSUs that are subject to the achievement of pre-established performance measures and the officer’s continued service through the end of each applicable performance period. Any PRSUs that vest will be converted to shares of our common stock on a one-for-one basis. PRSUs that do not vest will be forfeited. The corporate performance metrics for the PRSUs are growth in adjusted tangible book value per share and relative TSR and are measured separately and subject to different performance periods. Under applicable SEC rules, the number of unearned PRSUs reported assumes the units are earned and vested (i) with regard to the PRSUs tied to growth in adjusted tangible book value per share, at 0.5x the number of units granted (representing satisfaction at the threshold performance level), and (ii) with regard to PRSUs tied to relative TSR, at 1.5x the number of units granted (representing satisfaction at the maximum performance level).

(6)Represents the unvested PRSUs granted to Ms. Brown that vest based on her continued service on the third anniversary of the effective date of February 25, 2025.

(7)Represents the following unvested PRSUs granted to Mr. Darby that vest based on his continued service through the vesting date:
•1,903 shares with a performance period ending December 31, 2022;
•1,806 shares with a performance period ending March 8, 2023;
•1,879 shares with a performance period ending December 31, 2023;
•1,885 shares with a performance period ending February 2, 2024;
•2,523 shares with a performance period ending December 31, 2024; and
•2,443 shares with a performance period ending February 2, 2025.

(8)Represents the following unvested PRSUs granted to Mr. Brown that vest based on his continued service through the vesting date:
•1,970 shares with a performance period ending March 8, 2023;
•2,050 shares with a performance period ending December 31, 2023;
•2,057 shares with a performance period ending February 2, 2024.
•1,932 shares with a performance period ending December 31, 2024; and
•1,870 shares with a performance period ending February 2, 2025.

Equity Compensation Plan Information

The following table contains certain information as of December 31, 2022, relating to securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plan(3)
Equity compensation plan approved by security holders	427,993	17.41	(1)	434,907
Equity compensation plans not approved by security holders(2)	426,880	13.09		—
Total	854,873	15.25		434,907

(1)As of December 31, 2022, an additional 48,485 shares were issuable upon the vesting of restricted stock units, assuming maximum performance on outstanding PRSUs, under the 2021 Equity Incentive Plan.

(2)Prior to our initial public offering in 2018, we operated a board-approved Long-Term Incentive Plan (the “LTIP”) to provide incentives and awards to certain select employees and directors. As of December 31, 2022, there were stock options to purchase 426,880 shares of common stock outstanding under the LTIP, with strike prices ranging from $11.00 to $14.65. No new awards will be granted under the LTIP.

(3)Under our Employee Stock Purchase Plan, which first issued shares on April 1, 2022, there are 468,235 shares of common stock are available for future issuance.

Potential Payments Upon Termination or Change in Control

Employment Agreements

The Named Executive Officers have entered into employment agreements, as previously described, that include payments and benefits triggered under certain circumstances of their separation from the Company.

Ms. Brown’s Employment Agreement

Under her employment agreement, if Ms. Brown’s employment is terminated without “cause” by the Company, by the Company's non-renewal of the then-current term of the agreement, or for “good reason” by her (each as defined in the agreement), she is entitled to receive, subject to her execution of a release agreement, an amount equal to the sum of (i) 12 months of her current base salary, (ii) an amount equal to the "CEO Annual Target Bonus" (as defined in the agreement) in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to her CEO Annual Bonus Target in effect for the fiscal year in which her employment terminates (pro rated for the portion of the fiscal year before her termination), payable in 12 equal monthly installments. The Company will also pay, or reimburse her, for her COBRA premiums for a period of 12 months.

Under the employment agreement, if (i) Ms. Brown’s employment is terminated without “cause” by the Company, by the Company’s non-renewal of the then-current term of the agreement, or for “good reason” by her (each as defined in the agreement), within 12 months following a change in control of the Company or (ii) Ms. Brown’s employment is terminated without “cause” other than due to disability within 90 days prior to a change in control of the Company because she can reasonably demonstrate the eventual acquirer requested such termination, then in each case, Ms. Brown will be entitled to an amount equal to the sum of (i) 21 months of her current base salary and (ii) an amount equal to 175% of the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, payable in 21 equal monthly installments.

Under the employment agreement, if Ms. Brown’s employment is terminated for “cause,” due to her election not to renew the then-current term of the agreement, by her without “good reason,” or due to her death or disability (each as defined in the agreement), she is not entitled to any of the severance benefits described in the preceding paragraphs.

Ms. Brown’s employment agreement does not include any excise tax gross ups; however, if any of the payments or benefits provided for under her employment agreement or otherwise payable to Ms. Brown would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, Ms. Brown would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to Ms. Brown. Her agreement also requires that she keep the Company’s information confidential. In addition, she is subject to provisions related to non-competition and non-solicitation of customers and employees for the longer of (i) 12-months following termination of her employment or (ii) the severance payment period.

Other Named Executive Officers’ Employment Agreements

For Messrs. Darby and Brown, their employment agreements provide if their employment is terminated without “cause” by the Company, by the Company’s nonrenewal of the then-current term of the agreement, or for “good reason” by the officer, the officer is entitled to receive, subject to execution of a release agreement, an amount equal to the sum of (i) 12 months of base salary, (ii) an amount equal to the “Annual Bonus Target” (as defined in the agreement) in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to the Annual Bonus Target in effect for the fiscal year in which employment terminates (pro rated for the portion of the fiscal year before termination), with the sum payable in 12 equal monthly installments. The Company will also pay, or reimburse the officer, for their COBRA premiums for a period of 12 months.

Under each employment agreement, , if (i) an officer’s employment is terminated without “cause” by the Company, by the Company’s nonrenewal of the then-current term of the agreement, or for “good reason” by the officer (each as defined in the agreement), within 12 months following a “change in control” of the Company or (ii) an officer’s employment is terminated without “cause” other than due to “disability” within 90 days prior to a “change in control” of the Company because the officer can reasonably demonstrate the eventual acquirer requested such termination, then in each case, the officer will be entitled to an amount equal to the sum of (i) 21 months of base salary and (ii) an amount equal to 175% of the Annual Bonus Target in effect for the fiscal year in which the date of such termination occurs, payable in 21 equal monthly installments.

Under each employment agreement, if an officer’s employment is terminated for “cause,” due to an election not to renew the then-current term of the agreement, by the officer without “good reason,” or due to death or “disability,” the officer is not entitled to any of the severance benefits described in the preceding paragraphs.

Each employment agreement does not include any excise tax gross ups; however, if any of the payments or benefits provided for under an employment agreement or otherwise payable to an officer would constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code and could be subject to the related excise tax, the officer would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to the officer.

Change in Control Plan

We believe that reasonable and appropriate change in control benefits are necessary in order to be competitive in our executive attraction and retention efforts. Therefore, we have adopted a Change in Control Plan, that provides severance and change in control benefits to the participants. Employment agreements which have Change in Control provisions were granted to Ms. Brown, Mr. Darby, Mr. Brown, Mr. Searby and Ms. Tenner. Therefore, they were not included in the Change in Control Plan. Upon (i) an involuntary termination without cause, or (ii) the participant’s resignation for good reason, either of which occur within 90 days prior to or within 12 months following a change in control, participants in our Change in Control Plan will be entitled to receive the sum of (x) the participant’s accrued annual base salary, (y) the participant’s accrued target bonus (which shall be pro-rated based on the portion of the bonus period prior to the change in control date), and (z) a lump sum cash payment equal to 12 months’ base salary plus the participant’s prior average three-years’ bonus. Participants are further eligible to receive (i) a payout of accrued vacation, (ii) continued COBRA health benefits at active employee rates for the shorter of 12 months or the applicable COBRA period, and (iii) full vesting of any unvested equity award granted prior to such termination.

The participants of the Change in Control Plan are the following officers:

• Chief Risk Officer • Chief Human Resources Officer • Chief Accounting Officer • Chief Technology Officer	•Treasurer •Chief Information Officer •Chief Credit Risk Officer •Chief Digital and Client Experience Officer

Equity Award Agreements

Ms. Brown’s Restricted Stock Unit Award Agreement

Under Ms. Brown’s restricted stock unit award agreement, (i) in the event of her termination due to disability or retirement, and no “cause” exists, then the unvested portion of the time-based restricted stock units will continue to vest on the original vesting schedule as if no separation from service occurred, (ii) if she is involuntarily terminated by us without “cause,” if she voluntarily resigns for “good reason,” or upon her death and if no “cause” exists, then the unvested portion of the time-based restricted stock units will immediately vest on a pro-rata basis based on the number of full months she has worked since the date of grant, and (iii) if she separates from service within one year following a change in control (other than for “cause,” death or disability), or she voluntarily terminates her employment for “good reason” during such period, then the unvested portion of the time-based restricted stock units will immediately vest as of immediately prior to the effective date of such termination. If Ms. Brown is terminated for “cause,” then all unvested time-based restricted stock units will be forfeited and the Company shall have the right to repurchase any shares issued to Ms. Brown pursuant to the vested time-based restricted stock units at the lower of fair market value or the price paid by Ms. Brown.

Other Named Executive Officers’ Restricted Stock Unit Award Agreement

In the event of the executive’s termination due to disability or retirement, and no “cause” exists, then (a) the unvested portion of TRSUs will continue to vest on the original vesting schedule as if no separation from service occurred and (b) with respect to PRSUs, the executive will be issued a pro rata number of PRSUs based on actual achievement of the applicable performance measures at the end of the subject performance period without regard to the separation from service, subject to pro-ration based on the number of full months that the executive worked during each performance period prior to the effective date of the executive’s separation from service as a percentage of the total performance period.

If the executive is involuntarily terminated by us without “cause,” if the executive voluntarily resigns for “good reason,” or upon executive’s death and if no “cause” exists, then (a) the unvested portion of TRSUs will immediately vest on a pro-rata basis based on the number of full months the executive has worked since the date of grant and (b) with respect to PRSUs, the executive will be issued a pro rata number of PRSUs based on target achievement of the applicable performance measures, subject to pro-ration based on the number of full months that executive worked during each performance period prior to the effective date of the executive’s separation from service as a percentage of the total performance period.

If the executive separates from service within one year following a change in control (other than for “cause,” death or disability), or the executive voluntarily terminates his employment for “good reason” then (a) the unvested portion of the TRSUs will immediately vest as of immediately prior to the effective date of such termination and (b) the PRSUs will vest based on the Compensation Committee’s determination of actual performance as of (i) the most recent-completed fiscal quarter (with regard to the PRSUs tied to growth in adjusted tangible book value per share), and (ii) as of the date of the change in control (with regard to the PRSUs tied to relative TSR). However, if actual performance cannot be determined, the PRSUs will vest based on achievement of performance measures at target, subject to pro-ration based on the number of full months that executive worked during each performance period prior to the effective date of executive’s separation from service as a percentage of the total performance period.

Compensation of Directors for Fiscal Year 2022
As of the date of this proxy statement, each non-employee director receives an annual cash retainer as compensation for his or her services as a member of the Board of Directors as follows:

•$100,000 for our board chair;

•$70,000 for our Lead Independent Director; and

•$50,000 for each other director.

In addition, members of our board committees also receive an additional cash retainer, as follows:

•Audit Committee members receive $10,000, while the Chair receives $15,000;

•Compensation Committee members and Enterprise Risk Oversight Committee members each receive $5,000, while each Chair receives $10,000;

•Governance and Nominating Committee members, Credit Policy Committee members, and Trust Committee members each receive $5,000, while each Chair receives $10,000; and

•Each member of our Executive and Corporate Social Responsibility Committee receives $5,000.

We pay each director their applicable annual fee in monthly installments. Our directors also receive equity awards under our 2021 Equity Incentive Plan. We did not pay our “inside” employee-director, Ms. Brown, any additional compensation for her service as a director during 2022.

The following table provides the compensation paid to our non-employee directors for the year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Donald E. Bouffard Jr.	80,665	38,912	—	119,577

Maryann Bruce	72,332	38,912	—	111,244

Patricia Diaz Dennis	22,668	38,912	—	61,580

Robert C. Dinerstein	25,332	38,912	—	64,244

Mark A. Finser	69,332	38,912	—	108,244

Lynne P. Fox	108,332	57,421	—	165,753

Darrell Jackson	69,332	—	—	69,332

Julie Kelly	59,668	38,912	—	98,580

JoAnn Lilek	72,332	38,912	—	111,244

John McDonagh	73,165	38,912	—	112,077

Meredith Miller	27,083	—	—	27,083

Robert G. Romasco	85,667	38,912	—	124,579

Edgar Romney Sr.	68,667	38,912	—	107,579

Stephen R. Sleigh(3)	39,332	38,912	—	78,244
(1)On April 27, 2022, each non-employee director was granted 2,747 shares of restricted stock units as part of our overall board compensation plan. The shares were valued at $17.93 per share, were outstanding as of December 31, 2022, and will fully vest on April 24, 2023. The value of the restricted stock units shown above equals the grant date fair value in accordance with FASB ASC Topic 718. Outstanding restricted stock units held by non-employee directors at December 31, 2022 were as follows: Director Fox, 3,764; Directors Bouffard Jr., Bruce, Finser, Jackson, Kelly, Lilek, McDonagh, Romasco, Romney Sr., 2,747.
(2)Outstanding stock options held by certain non-employee directors at December 31, 2022 are as follows: Directors. Bouffard Jr., McDonagh, Romasco, 30,360; Director Fox, 23,660; Director Kelly, 18,260; and Director Romney Sr., 18,260.
(3)Mr. Sleigh’s cash fees were paid to Yucaipa Corporate Initiatives Fund II, LP. Mr. Sleigh resigned from the Board on August 11, 2022.

Anticipated Changes in Compensation of Directors for Fiscal Year 2023

Our Compensation Committee has approved the following changes to the compensation of the Board’s non-employee directors to be effective following the annual meeting. Following deliberation and discussion, and consideration of the information provided by Semler Brossy, the Compensation Committee approved:

•A supplemental meeting fee for all meetings in excess of eight per year, not to exceed twelve meetings per year, as follows:
•For Board meetings, a per-meeting fee of $2,500; and
•For Committee meetings, a per-meeting fee of $1,000.

The Compensation Committee made no other changes to the compensation program for non-employee directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In addition to the director and executive officer compensation arrangements discussed above, the following is a summary of material provisions of various transactions we have entered into with our executive officers, directors, certain 5% or greater stockholders and entities affiliated with them since January 1, 2022. We believe the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Policies and Procedures Regarding Related Person Transactions

Bank Regulatory Policies and Procedures

Transactions by us with related persons are subject to a formal written policy which includes review by the Audit Committee of these transactions, as well as regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act and the Federal Reserve’s Regulation W (which govern certain transactions by us with our affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal stockholders). We have adopted policies to comply with these regulatory requirements and restrictions.

Any financial services provided to directors, executive officers and their immediate family members and affiliated entities are offered in the ordinary course of business, upon substantially the same terms and conditions, including price, as we provide to similarly situated customers. Amalgamated Financial Corp.’s subsidiary banks also extend credit to some of the directors and their immediate family members and affiliated entities. All such extensions of credit outstanding at any time since January 1, 2022, comply with our policies and procedures and Federal Reserve Board Regulation O. All extensions of credit were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Amalgamated Financial Corp. or its subsidiary banks, and did not involve more than the normal risk of collectability or present other unfavorable features.

Related-Person Transactions Policy

The Board adopted a written related-party transactions policy in October 2018. Under the policy, our executive officers, directors (and nominees), large stockholders, and their immediate family members (each a “Related Party”) may not enter into a transaction with Amalgamated Financial Corp. or a subsidiary in which the amount involved exceeds $120,000, and in which the Related Party has a direct or indirect material interest, without approval from the General Counsel or his/her designee and the Audit Committee. Under certain circumstances, a related party transaction may be brought before the Board for consideration, and the Board may elect to review any proposed related party transaction or designate another independent body of the Board to review the proposed transaction. Under the policy, Related Parties are deemed not to have a direct or indirect material interest in various types of transactions, including certain compensation provided in connection with the discharge of duties; indemnification or advancement of expenses; charitable contributions; transactions involving competitive bids; ordinary course loans and other ordinary course deposit, banking, commercial, fiduciary or other financial services relationships; and transactions in which a Related Party’s interest derives solely from his or her services as a director of another entity or from certain equity interests.

Our Audit Committee (or Board or other independent body of the Board) will take into account the following factors, as appropriate, among other factors it deems appropriate in approving or rejecting a proposed transaction: (i) the benefits to Amalgamated Financial Corp. and whether the transaction is consistent with the interests of Amalgamated Financial Corp. and its stockholders; (ii) whether the transaction would impair the independence of an otherwise independent non-employee director; (iii) the availability of other sources for comparable products or services; (iv) whether the terms of the transaction are fair to Amalgamated Financial Corp. and on the same basis as would apply if the transaction did not involve a Related Party; and (v) whether the transaction would present an improper conflict of interest.

Explanatory Note

Effective March 1, 2021, pursuant to the terms of a Plan of Acquisition, dated September 4, 2020 by and between the Bank and the Company, the Bank became a wholly owned subsidiary of the Company and each outstanding share of Class A common stock, par value $0.01 per share, of the Bank was exchanged for one share of common stock, $0.01 par value per share, of the Company (the “Reorganization”), as such, a portion of the historical discussion below relates to the Bank prior to the effective date of the Reorganization.

Registration Rights Agreement

On April 11, 2012, the Yucaipa Funds purchased, for aggregate cash consideration of $49.9 million, 5,241,680 shares of the Bank’s Class A common stock (after giving effect to our 20-for-1 stock split). As of December 31, 2022, the Yucaipa Funds owned 1.95% of the Bank’s outstanding common stock. In connection with the purchase, the Bank entered into, and following the Reorganization, we assumed, the registration rights agreement with the Yucaipa Funds and the other investors that are parties to that agreement, which we collectively refer to herein as the PE Investors. Under the terms of the registration rights agreement, the PE Investors can demand registration of their shares (a “Demand Registration”) under certain circumstances, although we do not have to effect any Demand Registration: (i) unless the anticipated aggregate offering price, net any underwriting discounts or commission, is at least $10 million; (ii) within 90 days after the effective date of a previous Demand Registration or a previous registration under which the demanding PE Investor had piggyback rights; or (iii) if we have previously received a Demand Registration from another PE Investor, or we have filed a registration statement pursuant to another section of the registration rights agreement, and in either case, the effectiveness of the applicable registration statement is still pending and being diligently pursued. Further, we may postpone any Demand Registration for up to 120 days if the board determines such postponement is necessary to avoid premature disclosure of a material matter required to be disclosed in the prospectus associated with the registration statement. The PE Investors also have piggyback registration rights under the registration rights agreement when either the Company or any other PE Investor initiates a registered offering. The Company’s obligations under the registration rights agreement will terminate when all of the Company’s common stock subject to the registration rights agreement is sold.

Side Letter Agreements with PE Investors

In connection with certain 2012 amendments to the Securities Purchase Agreements with the PE Investors, the Bank entered into an investor rights agreement with the PE Investors and certain key holders, including the Workers United Related Parties (the “2012 Investor Rights Agreement”). The 2012 Investor Rights Agreement terminated upon the closing of the Bank’s initial public offering in August 2018. In connection with the termination of the 2012 Investor Rights Agreement, the Bank entered into, and following the Reorganization, we assumed, a Side Letter Agreement with the Yucaipa Funds (the “Side Letter Agreement”).

The following is a summary of certain provisions of the Side Letter Agreement. For more detail, you should refer to the Side Letter Agreement, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Pursuant to the Side Letter Agreement, so long as the Yucaipa Funds and its affiliates own a number of shares representing 5.0% of our common stock then outstanding, we shall take all requisite corporate action to effect the nomination of one director designated by the Yucaipa Funds (an “Investor Nominee”); provided, however, that in the event that the Yucaipa Funds no longer owns 5.0% of our common stock at any time, the Yucaipa Funds shall notify us and use its best efforts to have the Investor Nominee immediately resign. In August 2022, through Section 16 reports filed by its limited partners, it was disclosed that the Yucaipa Funds' ownership of the Company's common stock has declined below 5.0%, and as a result on August 11, 2022, Mr. Stephen R. Sleigh, who was appointed to the Board of Directors by the Yucaipa Funds, notified the Company of his decision to resign from the Board of Directors. As the Yucaipa Funds' ownership of the Company's common stock has declined below 5.0%, the Yucaipa Funds no longer have the right to designate representatives to our Board of Directors.

Investor Rights Agreement with Workers United

The previous investor rights agreement entered into with certain parties including the Workers United Related Parties terminated by its terms upon consummation of the Bank’s initial public offering in August 2018. To provide for certain agreements with respect to the corporate governance and certain other matters related to the Bank, upon the closing of our initial public offering, the Bank entered into, and following the Reorganization, we assumed, an investor rights agreement (the “2018 Investor Rights Agreement”) with the Workers United Related Parties. In addition, we have other banking relationships with Workers United and, as of December 31, 2021 and December 31, 2022, Workers United had $95.8 million and $52.2 million of deposits with the Bank, respectively.

The following is a summary of certain provisions of the 2018 Investor Rights Agreement. For more detail, you should refer to 2018 Investor Rights Agreement, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Pursuant to the 2018 Investor Rights Agreement, so long as the Workers United Related Parties, together with its affiliates and permitted transferees, owns a number of that shares that represent: (i) 10% of the total voting power, the Board of Directors must have exactly 13 members unless a waiver is granted (which such waiver has been granted with respect to our board size); and (ii) 20% of the total voting power, the Workers United Related Parties shall have the right to designate the Chair of the Board of Directors. Additionally, so long as the Workers United Related Parties, together with its affiliates and permitted transferees, owns a number of shares that represents: (i) at least 20% of the total voting power, then the Workers United Related Parties shall have the right to nominate five board members, two of which must be “independent” in accordance with the rules of the Nasdaq and applicable law (an “Independent Nominee”); (ii) between 15% and 19.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate four board members, two of which must be Independent Nominees; (iii) between 10% and 14.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate three board members, one of which must be an Independent Nominee; and (iv) between 5.0% and 9.9% of the total voting power, then the Workers United Related Parties shall have the right to nominate two board members, one of which must be an Independent Nominee. Pursuant to the 2018 Investors Rights Agreement, we shall take all requisite corporate action to effect the nomination of each director named by the Workers United Related Parties. In the event that a Workers United Related Parties nominee resigns as a result of a decrease in its total voting power, the Board of Directors shall elect an Independent Nominee to fill the vacancy thereby created. If a Workers United Related Parties nominee resigns for any reason other than as a result of a decrease in the total voting power of the Workers United Related Parties, then the Workers United Related Parties shall have the exclusive right to replace such board member.

Furthermore, the Board of Directors will be required to have an executive committee, an audit committee, a compensation committee, a governance and nominating committee, a credit/enterprise risk committee, and a trust committee (each, a “Designated Committee”) at all times. Subject to applicable law, regulations and regulatory guidance, if the Workers United Related Parties are entitled to designate two Independent Nominees, then at least one of the Independent Nominees shall serve on each of the Audit Committee, the Compensation Committee, and the Governance and Nominating Committee, unless otherwise waived by the Workers United Related Parties; provided, however, that, in the event the Workers United Related Parties are only entitled to designate one Independent Nominee, that Independent Nominee shall serve on at least two of the Designated Committees. In any event, a board member designated by the Workers United Related Parties shall chair the Trust Committee. In addition, pursuant to the 2018 Investor Rights Agreement, the Chair of the board (who may be a Workers United Related Parties nominee) shall be the Chair of the Executive Committee.

Pursuant to the 2018 Investor Rights Agreement, the Workers United Related Parties: (i) entered into an agreement with the underwriters of the Bank’s initial public offering pursuant to which the Workers United Related Parties agreed not to sell or transfer any share of common stock for 180 days following the closing of the Bank’s initial public offering on August 13, 2018 without the prior written consent of the underwriters; and (ii) agreed not to sell or transfer any share of common stock for a one-year period following the closing of the initial public offering on August 13, 2018 without the Bank’s written consent. Following the restrictive periods above, the Workers United Related Parties, together with its affiliates and other permitted transferees, may sell their shares privately or to the public in accordance with the limitations imposed upon resales by affiliates of a non-bank issuer under Rule 144 promulgated under the Securities Act. Accordingly, beginning in mid-August 2019, the Workers United Related Parties became entitled to sell a number of shares of common stock within any three-month period that does not exceed the greater of:

•1.0% of the number of shares of our common stock then outstanding, which as of the record date equals approximately 311,151 shares;

•the average weekly trading volume in our common stock during the four calendar weeks preceding the date of the sale; provided, however, that the Workers United Related Parties may exceed this volume limitation with our consent, which shall not be unreasonably withheld; and

•sales by the Workers United Related Parties will also be subject to manner of sale provisions imposed by Rule 144.

Under the terms of the 2018 Investor Rights Agreement, Workers United Related Parties can demand that we prepare a prospectus for an underwritten public offering within 30 days of the Workers United Related Parties’ written notice stating its intent to conduct such public offering for all or part of its shares of common stock (a “Demand Offering”). The Workers United Related Parties will be entitled to one Demand Offering in any 90-day period. However, the 2018 Investor Rights Agreement provides that we do not have to effect any Demand Offering unless the anticipated aggregate offering price, net any underwriting discounts or commission, is at least $50 million. Further, we may postpone any Demand Offering for up to 120 days if the Board of Directors determines such postponement is necessary to avoid premature disclosure of a material matter required to be disclosed in the prospectus, except that we cannot postpone any Demand Offering unless we concurrently (A) require the suspension of sales in the open market by our senior executives and directors in accordance with our insider trading policy and (B) refrain from any public offering and open market purchases during the postponement. If we do postpone the delivery of a prospectus, the Workers United Related Parties shall be entitled to withdraw its request, in which case the offering will not count as one of the permitted Demand Offerings. We must provide written notice to the Workers United Related Parties of any postponement of the delivery of a prospectus.

In the event that we propose to effect an underwritten offering of our common stock for the Company or any other stockholder, the Workers United Related Parties will also have the rights under the 2018 Investor Rights Agreement to participate in that underwritten offering. We are generally responsible for all offering fees and expenses of a Demand Offering or an offering in which the Workers United Related Parties participate, including reimbursement of reasonable attorneys’ fees to the Workers United Related Parties, but not including any underwriting discounts or commissions or transfer taxes attributable to the sale of common stock in such an offering. The demand and piggyback participation rights granted to the Workers United Related Parties under the 2018 Investor Rights Agreement are intended to be equivalent to those granted to the PE Investors under their existing registration rights agreement.

Additionally, in the event that we prepare a prospectus for the sale of the Workers United Related Parties’ common stock in accordance with the provisions described in the preceding paragraphs, we must indemnify the Workers United Related Parties and its officers, directors, employees, and affiliates from claims, damages, liabilities, and expenses that arise out of or are based upon any untrue statement or alleged untrue statement in that prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading in that prospectus, or any violation of the Exchange Act or “blue sky” laws, except insofar and to the extent as the same are made in reliance and in conformity with information relating to the Workers United Related Parties furnished in writing to us by the Workers United Related Parties expressly for use therein. In the event the Workers United Related Parties provide information and affidavits that we request for use in connection with that prospectus, the Workers United Related Parties must indemnify us and our officers, directors, employees, and affiliates from claims, damages, liabilities, and expenses that arise out of or are based upon any untrue statement or alleged untrue statement in our prospectus, any omission or alleged omission of a material fact required to be stated therein or necessary to make statements therein not misleading in our prospectus, or any violation of the Exchange Act or “blue sky” laws, but only to the extent that the same are made in reliance and in conformity with information relating to the Workers United Related Parties furnished in writing to us by the Workers United Related Parties expressly for use therein.

The Workers United Related Parties entered into an Ownership Agreement among themselves (the “Ownership Agreement”), pursuant to which they agreed not to transfer any of their common stock unless the transfer complies with the 2018 Investor Rights Agreement. Pursuant to the Ownership Agreement, the Workers United Related Parties also agreed that, before offering any of their common stock to an unaffiliated third party, they will first offer the other Workers United Related Parties the opportunity to purchase such shares.

Interests of Certain Directors in the Consolidated Retirement Plan

Workers United, several of its affiliates, and the Bank are participating employers in the Consolidated Retirement Fund (the “CRF”), an ERISA multiemployer plan. Under our bylaws, any decision by the Bank to withdraw, in a complete or partial withdrawal, from the CRF, or to amend its participation in the CRF in a manner materially detrimental to its participants, shall require approval by not less than two thirds of the disinterested board members with such vote to be held at a board meeting at which all board members are given notice and an opportunity to participate in the discussion. In making such decision, the directors shall take into account each of the factors set forth in Section 7015(2) of the New York Banking Law and that the Bank is committed, as part of its mission and marketing efforts, to progressive pay policies for its employees. Each of the following directors is a participant under the CRF and, therefore, directly benefits from the Bank’s participation in the CRF: Ms. Fox, Ms. Kelly, and Mr. Romney Sr. In addition, Ms. Fox (as Chair) and Mr. Romney Sr. also serve as trustees of the CRF. The Amalgamated Life Insurance Company is the other principal participant in the CRF. Ms. Fox, Ms. Kelly, and Mr. Romney Sr. are board members of The Amalgamated Life Insurance Company. In order to mitigate any potential conflict of interest between their positions as board members and participants in the CRF, these individuals would not be considered disinterested and therefore would not vote on any decision by the Bank to withdraw, in a complete or partial withdrawal, from the CRF, or to amend its participation in the CRF in a manner materially detrimental to its participants.

Other Relationships

Edgar Romney Sr. one of our directors, is the father of Edgar Romney Jr., a Senior Vice President and Chief Revenue Officer of the Bank. Mr. Romney Jr. receives compensation based on a structure that also applies to other similarly situated employees. For the year ended December 31, 2022, Mr. Romney Jr. has received compensation in the amount of approximately $508,800, which includes his base salary, bonus, and cash dividends.

PROPOSAL TWO
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Independent Registered Public Accounting Firm

Our Audit Committee has appointed Crowe LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company for the year ending December 31, 2023 and to prepare a report on this audit. A representative of Crowe LLP is expected to be available via teleconference at the annual meeting and will be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she desires to do so.

            We are asking our stockholders to ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2023. Although the ratification is not required by our bylaws or other governing documents, the board is submitting the selection of Crowe LLP to our stockholders for ratification as a matter of good corporate practice. Even if the stockholders do ratify the appointment, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interest of the Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

Audit and Related Fees

            Our independent auditors for the year ended December 31, 2022 were Crowe LLP. The following table shows the fees payable in the years ended December 31, 2022 and December 31, 2021 to Crowe LLP were as follows:

	2022(1)	2021(1)
Audit Fees	$730,000	$792,000
Audit-Related Fees	210,861	203,550
Tax Fees	—	—
All Other Fees	—	150,000
Total	$940,861	$1,145,550
(1)Excludes audit services and tax services provided to certain funds within the Bank’s trust business, which are not consolidated with our financial statements.

Audit Fees.    This category includes the aggregate fees billed for professional services rendered by the independent auditors related to our 2022 and 2021 fiscal years for the audit of our consolidated annual financial statements and the review of our quarterly financial statements.

Audit-Related Fees.    This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees, during the fiscal years ended December 31, 2022 and 2021. These services principally include the costs associated with work performed in relation to the audits of our benefit plans, system and organization controls reports and our Department of Housing and Urban Development (HUD) certification.

Tax Fees.    This category is reserved for aggregate fees billed for any services related to corporate tax compliance, as well as counsel and advisory services.

All Other Fees.    This category includes fees associated with the issuance of our 3.250% fixed-to-floating rates subordinated notes due 2031 that was completed on November 8, 2021.

Pre-Approval Policy

Our Audit Committee’s pre-approval guidelines with respect to pre-approval of audit and non-audit services are summarized below.

General.    The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The independent auditors provide the Audit Committee with an annual engagement letter outlining the scope of the audit and permissible non-audit services proposed for the fiscal year, along with a fee proposal. The scope and fee proposal is reviewed with the internal auditor, the Audit Committee chair, and, when appropriate, our management for their input (but not their approval). Once approved by the Audit Committee, the services outlined in the engagement letter will have specific approval. All other audit and permissible non-audit services that have not been approved in the Audit Committee’s Pre-Approval Policy or in connection with the independent auditor’s engagement letter for the applicable year must be specifically pre-approved by the Audit Committee under the same process as noted above, where practicable. The independent auditors shall not perform any prohibited non-audit services described in Section 10A(g) of the Exchange Act. The Audit Committee must specifically pre-approve any proposed services that exceed pre-approved cost levels. All 2022 services provided by Crowe LLP, and all fees related thereto, were approved pursuant to the pre-approval policy.

Tax Services.    The Audit Committee believes that the independent auditor can provide tax services to us, such as tax compliance, tax planning and tax advice, without impairing the auditor’s independence. The Audit Committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations.

PROPOSAL THREE
APPROVAL OF THE 2023 EQUITY INCENTIVE PLAN

General

We are asking our stockholders to approve the Amalgamated Financial Corp. 2023 Equity Incentive Plan (the “2023 Incentive Plan”). On April 13, 2023, upon recommendation of our Compensation Committee and subject to stockholder approval, our Board adopted the 2023 Incentive Plan. The 2023 Incentive Plan is intended to help our Company and our stockholders by securing and retaining the services of eligible employees, non-employee directors and consultants, providing incentives for such persons to exert maximum efforts for the success of our Company and our stockholders, and providing a means by which the eligible recipients may benefit from increases in value of our common stock. Our compensation strategy is outlined in further detail under “Director and Executive Officer Compensation.”

The 2023 Incentive Plan is an equity incentive plan that allows us to grant restricted stock, restricted stock units (“RSUs”) (including performance stock units (“PSUs”)) and dividend equivalents to employees, non-employee directors and consultants. The total number of shares of common stock that may be issued under all stock-based awards under the 2023 Incentive Plan will be 1,300,000 newly requested shares. As of March 31, 2023, the closing price of a share of our common stock was $17.69.All shares subject to awards, regardless of the type of award, will count against the 2023 Incentive Plan’s reserve on a 1:1 basis for each share subject to the award.

Reasons for Adopting the 2023 Incentive Plan

We are asking our stockholders to approve the 2023 Incentive Plan so that we will have an adequate number of shares authorized to make appropriate levels of equity incentive awards to employees, directors and consultants in 2023 and beyond.

We are proposing to replace the Amalgamated Financial Corp. 2021 Equity Incentive Plan (the “2021 Incentive Plan”) with the 2023 Incentive Plan. The 2021 Incentive Plan was previously known as the Amalgamated Bank 2019 Equity Incentive Plan, which was restated as the 2021 Incentive Plan and transferred to the company in connection with a reorganization pursuant to which Amalgamated Bank became a wholly-owned subsidiary of the company.

Our Board believes that the continuation of our stock-based compensation program is essential in attracting, retaining and motivating highly qualified employees, non-employee directors and consultants to enhance the success of the Company. Accordingly, the Board recommends adoption of the 2023 Incentive Plan in order to allow us the ability to continue to grant restricted stock and RSUs to employees, directors and consultants.

If the 2023 Incentive Plan is approved by our stockholders, no additional awards will be granted under the 2021 Incentive Plan or previous equity incentive plans (although all outstanding awards previously granted under these plans will remain outstanding and subject to the terms of the plans). Furthermore, the 2023 Incentive Plan’s share reserve will be reduced by one share for every share granted under the 2021 Incentive Plan or previous equity incentive plans after March 31, 2023 and prior to the 2023 Incentive Plan’s effective date.

The information included in this Proxy Statement and the Company’s 2022 Annual Report is updated by the following information regarding all existing equity compensation plans as of March 31, 2023:

Total shares subject to outstanding stock options(1)	397,560
Weighted average exercise price of stock options outstanding	$12.99
Weighted average remaining term of stock options outstanding	3.04 years
Total shares subject to outstanding full value awards(2)	511,052
Shares available for grant(3)	271,626
Total shares of common stock outstanding	30,617,338

(1)No stock appreciation rights were outstanding as of March 31, 2023
(2)Each share subject to a full value award (i.e. TRSUs and PRSUs) counts against the reserve on a 1:1 basis. The number of shares subject to outstanding PRSUs assumes performance at the maximum level.
(3)Each share subject to an award counts against the reserve on a 1:1 basis. This figure assumes issuance of PRSUs at the maximum level.

If the 2023 Incentive Plan is not approved by stockholders, we will continue to use the 2021 Incentive Plan in its current form as the framework for our equity incentive compensation program until its expiration date on April 30, 2029. However, after the 2021 Incentive Plan's expiration date, or if the authorized shares are depleted prior to its expiration date, we would not be able to continue to offer a long term incentive program that employs equity awards, which could put us at a competitive disadvantage in recruiting and retaining talent, and also make it more difficult for us to align employee and non-employee director interests with those of our stockholders through a program that includes stock ownership.

The complete text of the 2023 Incentive Plan is attached as Annex A to this Proxy Statement. The following summary is qualified in its entirety by reference to Annex A.

Summary of the 2023 Incentive Plan

The following table identifies key features of the 2023 Incentive Plan.

Key Features	Description
Independent Committee Administration	The 2023 Incentive Plan is administered by our Compensation Committee comprised entirely of independent directors.
No Evergreen Provision	The 2023 Incentive Plan does not contain an “evergreen” provision that will automatically increase the number of shares authorized for issuance under the 2023 Incentive Plan.
Limit on Shares Authorized	Under the 2023 Incentive Plan, the aggregate number of shares that may be issued is 1,300,000 newly requested shares. Furthermore, the 2023 Incentive Plan’s share reserve will be reduced by one share for every share granted under the 2021 Incentive Plan or previous equity incentive plans after March 31, 2023 and prior to the 2023 Incentive Plan’s effective date.
Plan Uses 1:1 Share Counting	All shares subject to awards, regardless of type of award, will count against the 2023 Incentive Plan’s reserve on a 1:1 basis for each share subject to the plan reserve.
No Liberal Share "Recycling"	The 2023 Incentive Plan provides that any shares withheld for payment of any tax imposed upon the settlement of an award will not be added back (“recycled”) to the 2023 Incentive Plan.
No Liberal Change in Control Provisions	The 2023 Incentive Plan prohibits any award agreement from having a change in control provision that has the effect of accelerating the exercisability of any award or the lapse of restrictions relating to any award upon only the announcement or stockholder approval (rather than the consummation of) a change in control transaction.
Awards Subject to Forfeiture or Clawback	Awards under the 2023 Incentive Plan, including Awards subject to time- or performance-based vesting, will be subject to our Policy on Sound Executive Compensation as well as any other compensation, clawback or forfeiture policy implemented by the company from time to time and as required by law. Our policies cover all Named Executive Officers.
Minimum Vesting	No award or portion of an award under the 2023 Incentive Plan may be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant, except in limited circumstances such as the substitution of an award due to a corporate transaction and awards up to a maximum of 5% of the aggregate number of shares available for issuance under the Plan.

Historical Equity Granting Practices and Voting Power Dilution

In determining the number of shares to authorize for issuance under the 2023 Incentive Plan, the Compensation Committee considered, among other factors, historical amounts of equity awards granted and potential future grants over the next several years. Our three-year average "burn rate" was .70% for fiscal years 2020 through 2022. We define burn rate as the total number of shares subject to awards granted to participants in a single year expressed, net of grants forfeited, canceled or expired, as a percent of our basic weighted average common shares outstanding for that year.

Potential dilution, or overhang, is a common measure to assess the dilutive impact of equity plans. Total potential dilution is equal to (i) the number of shares available to be granted as future equity awards plus the number of shares subject to outstanding equity awards, divided by (ii) such total number of shares plus the total number of shares outstanding. The table below demonstrates the potential voting power dilution resulting from the adoption of the 2023 Incentive Plan.

	Share Allocation	Voting Power Dilution (Fully Diluted Basis)(1)
Number of Shares Subject to Awards Granted & Still Outstanding under Prior Plans	908,612	2.88%
Number of Shares Available for Future Grants under 2023 Incentive Plan	1,300,000	4.07%
Total Voting Power Dilution	2,208,612	6.73%

(1) Calculated as Share Allocation / (Share Allocation + 30,617,338 shares outstanding as of March 29, 2023)

We believe that our historical burn rate and equity granting practices, as well as the potential dilution resulting from the adoption of the 2023 Incentive Plan, are reasonable for a company of our size in our industry.

Shares Available for Awards

The 2023 Incentive Plan would provide for the issuance of up to 1,300,000 shares of common stock. All shares subject to awards, regardless of type of award, will count against the 2023 Incentive Plan’s reserve on a 1:1 basis for each share subject to the award. If awards issued under the 2023 Incentive Plan expire or otherwise terminate without being exercised or settled, the shares of common stock not acquired pursuant to such awards again become available for issuance under the 2023 Incentive Plan. However, under the share counting provisions of the 2023 Incentive Plan, shares withheld for payment of any tax imposed upon the settlement of an award will not again be available for issuance.

In addition to the plan reserve, awards granted to non-employee directors are subject to an individual annual limitation. The sum of the grant date fair value of equity-based awards (such value computed as of the date of grant in accordance with applicable financial accounting rules) and the amount of any cash-based compensation granted to a non-employee director during any fiscal year shall not exceed $500,000.

The Compensation Committee can adjust the number of shares and share limits described above in the case of a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, where such an adjustment is necessary to prevent dilution or enlargement of the benefits available under the 2023 Incentive Plan. Any adjustment determination made by the Compensation Committee shall be final, binding and conclusive.

Administration

The Compensation Committee will administer the 2023 Incentive Plan, and except for those powers expressly reserved for the Board in the 2023 Incentive Plan or the Committee charter, will have full power and authority to determine when and to whom awards will be granted, and the type, amount and other terms and conditions of each award, consistent with the provisions of the 2023 Incentive Plan. Subject to the provisions of the 2023 Incentive Plan, the Compensation Committee may amend the terms of, or accelerate the exercisability of, an outstanding award. The Compensation Committee will have authority to interpret the 2023 Incentive Plan and establish rules and regulations for the administration of the 2023 Incentive Plan as well as to settle all controversies regarding the 2023 Incentive Plan.

Subject to the requirements of applicable law and exchange requirements, the Compensation Committee may delegate to officers the authority to do one or both of the following with respect to awards: (i) designate, to the extent permitted by applicable law, employees who are not Section 16 officers to be recipients of awards and the terms of such awards, and (ii) determine the number of shares of common stock to be subject to such awards granted to such employees; provided, however, that the Compensation Committee approval of such delegation will, among other terms and conditions, specify the total number of shares of common stock that may be subject to the awards granted by such officers and that such officers may not grant an award to themselves.

Eligible Persons

Any employee, non-employee director or consultant of our Company or its subsidiaries selected by the Compensation Committee would be eligible to receive an award under the 2023 Incentive Plan. As of the date of this Proxy Statement, if the 2023 Incentive Plan were in effect, approximately 222 employees, included 10 executives, and 10 non-employee directors would be eligible to be selected by the Compensation Committee to receive incentive awards under the Plan.

Types of Awards and Terms and Conditions

The 2023 Incentive Plan would permit the granting of:

•restricted stock and RSUs (including performance shares or PSUs); and
•dividend equivalents.

Awards could be granted alone, in addition to, in combination with or in substitution for any other award granted under the 2023 Incentive Plan or any other compensation plan. Awards could be granted for cash, services rendered or any form of legal consideration that may be acceptable to the Committee, in its sole discretion, and permissible under applicable law, and could provide that upon the grant or exercise thereof, the holder would receive cash, shares of common stock or other securities, awards or property or any combination of these. Determinations of fair market value under the 2023 Incentive Plan would be made in accordance with methods and procedures established by the Compensation Committee, but the fair market value of our shares always would be based on the closing price of those shares on the relevant date.

Minimum Vesting. Under the 2023 Incentive Plan, no award or portion of an award shall be granted with terms providing for a vesting schedule over a period of less than one year from the date of grant, except that the Company may issue the following awards that do not comply with the one year minimum exercise and vesting requirements: (i) substitute awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction; (ii) shares delivered in lieu of fully vested cash awards or any cash incentive compensation, provided that the performance period for such incentive compensation was at least one fiscal year; (iii) Awards issued to non-employee Directors that vest no earlier than the next annual stockholder meeting date following the grant date; and (iv) additional awards up to a maximum of 5% of the aggregate number of shares available for issuance under the plan.

Restricted Stock and RSUs. The holder of restricted stock will own shares of our common stock subject to restrictions imposed by the Compensation Committee for a specified time period determined by the Compensation Committee and subject to the minimum vesting provisions described above. The holder of RSUs will have the right, subject to restrictions imposed by the Compensation Committee, to receive shares of our common stock at some future date determined by the Compensation Committee. The grant, issuance, retention, vesting and/or settlement of restricted stock and restricted stock units will occur at such times and in such installments as are determined by the Compensation Committee. For example, at the Compensation Committee’s discretion, awards may be conditioned upon a participant’s completion of a specified period of service, or upon the achievement of one or more performance goals established by the Compensation Committee, or upon any combination of service-based and performance-based conditions. A restricted stock or RSU award that is conditioned in whole or in part upon the achievement of one or more financial or other company-related performance goals (including goals specific to the participant's individual performance, other than performance of service alone) is generally referred to as a performance share or a PSU award.

Dividends and Dividend Equivalents. To the extent that an award agreement provides for a right to dividends paid on shares of restricted stock that have not yet vested, such dividends will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate, and shall be paid to the participant within 30 days following the date the underlying Share vests in full. To the extent that an award agreement provides for a right to dividend equivalents credited in respect of shares covered by the RSU award, such dividend equivalents may be converted into additional shares covered by the RSU award, at the sole discretion of and in such manner as determined by the Compensation Committee. Any dividend equivalents on the RSU award, and any additional shares into which such dividend equivalents are converted, will be subject to all of the same terms and conditions of the underlying award agreement to which they relate and any such cash dividend equivalents shall be paid to the participant within 30 days following the date the underlying share vests in full. For dividends and dividend equivalents, the participant is entitled to interest or earnings only to the extent specifically provided in the applicable award agreement.

Limited Transferability of Awards. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate. The Committee shall otherwise have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with applicable federal or state securities laws and regulatory requirements; and provided, further, that such transfers shall not be made for consideration to the Participant.

Recoupment. Awards under the 2023 Incentive Plan, including Awards subject to time- or performance-based vesting, will be subject to our Policy on Sound Executive Compensation as well as any other compensation, clawback or forfeiture policy implemented by the Company from time to time and as required by law. Our policies cover all Named Executive Officers.

Change in Control. Awards under the 2023 Incentive Plan are generally subject to special provisions upon the occurrence of any merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of shares, or any other similar corporate transaction or event involving the Company. In the event of such a corporate transaction, the Compensation Committee or the Board may provide for any of the following to be effective upon the occurrence of the event (or effective immediately prior to the consummation of such event, provided the event is consummated):
•the assumption of any award by the successor or survivor entity (or its parent or subsidiary) or the arrangement for the substitution for similar awards covering the stock of such successor entity with appropriate adjustments as to the number and kind of shares and prices; or
•acceleration of the time based vesting, in whole or in part, of any Award to a date immediately prior to the effective time of such event, and provision for the vesting of PSUs based on the Committee’s determination of actual performance measured, and performance measures adjusted, and/or prorated targets as of immediately prior to such event.

Termination and Amendment

The 2023 Incentive Plan has a term of ten years expiring onMay 24, 2033, unless terminated earlier by the Board of Directors. The Board may waive, change or amend the 2023 Incentive Plan, at any time, in any respect the Board deems necessary or advisable, subject only to the limitations, if any, of applicable law; provided, however, that stockholder approval is required for any amendment that would require such approval for an amendment of the Company’s certificate of incorporation and to the extent required by any applicable law or listing requirement. Except as otherwise provided in the 2023 Incentive Plan or an award agreement or to the extent required by an applicable law or listing requirement, no amendment of the 2023 Incentive Plan will materially impair a participant’s rights under a then outstanding award without the participant’s written consent.

Federal Tax Consequences

Restricted Stock. Recipients of grants of restricted stock generally will be required to include as taxable ordinary income the fair market value of the restricted stock at the time it is no longer subject to a substantial risk of forfeiture. However, an award holder who makes an 83(b) election within 30 days of the date of grant of the restricted stock will incur taxable ordinary income on the date of grant equal to the fair market value of such shares of restricted stock (determined without regard to forfeiture restrictions). With respect to the sale of shares after the forfeiture restrictions have expired, the holding period to determine whether the award recipient has long-term or short-term capital gain or loss generally begins when the restrictions expire, and the tax basis for such shares will generally be based on the fair market value of the shares on that date. However, if the award holder made an 83(b) election as described above, the holding period commences on the date of such election, and the tax basis will be equal to the fair market value of the shares on the date of the election (determined without regard to the forfeiture restrictions on the shares). If the award permits dividends or their equivalents to accrue while the restricted stock is subject to a substantial risk of forfeiture, such amount will be paid if and when the underlying stock vests and will also be taxed as ordinary income. We generally will be entitled to an income tax deduction equal to amounts the award holder includes in ordinary income at the time of such income inclusion.

RSUs. Recipients of grants of RSUs (including PSUs) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. If the award permits dividend equivalent amounts to accrue while the RSU is subject to a substantial risk of forfeiture, such dividend equivalent amounts will be paid if and when the underlying stock unit vests and will also be taxed as ordinary income. Cash or shares to be received pursuant to any other stock-based award generally become payable when applicable forfeiture restrictions lapse; provided, however, that, if the terms of the award so provide, payment may be delayed until a later date to the extent permitted under applicable tax laws. We generally will be entitled to an income tax deduction for any amounts included by the award holder as ordinary income. For awards that are payable in shares, participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Limitations On Company’s Income Tax Deduction. Subject to the usual rules concerning reasonable compensation, including our obligation to withhold or otherwise collect certain income and payroll taxes, we generally will be entitled to a corresponding income tax deduction at the time a participant recognizes ordinary income from awards made under the 2023 Incentive Plan. However, Section 162(m) of the Code prohibits publicly held corporations from deducting more than $1 million per year in compensation paid to certain covered executives. Annual compensation paid to a covered executive (including compensation paid under the 2023 Incentive Plan) in excess of $1 million generally will not be deductible.

Special Rules for Executive Officers Subject to Section 16 of the Exchange Act. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the settlement of an award may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise, which is not tied to settlement. Accordingly, the amount of any ordinary income recognized and the amount of our income tax deduction will be determined as of the end of that period.

Section 409A of the Internal Revenue Code. The Compensation Committee intends to administer and interpret the 2023 Incentive Plan and all award agreements in a manner consistent to satisfy the requirements of Section 409A of the Internal Revenue Code to avoid any adverse tax results thereunder to a holder of an award.

New Plan Benefits

No benefits or amounts have been granted, awarded or received under the 2023 Incentive Plan. The Board and the Compensation Committee, in their sole discretion, will determine the number and types of awards that will be granted under the 2023 Incentive Plan. Accordingly, it is not possible to determine the benefits that will be received by eligible participants if the 2023 Incentive Plan is approved by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMALGAMATED FINANCIAL CORP. 2023 EQUITY INCENTIVE PLAN.

PROPOSAL FOUR
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

We are providing stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement.

As described in greater detail under the heading “Director and Executive Officer Compensation,” we seek to align the interests of our Named Executive Officers with the interests of our stockholders. Our compensation programs are designed to reward our Named Executive Officers for the achievement of strategic and operational goals and the achievement of increased stockholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe our compensation policies and procedures are competitive, focused on pay for performance principles and strongly aligned with the interest of the Company’s stockholders. We also believe that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal, commonly known as a “Say-on-Pay” proposal, gives you as a stockholder the opportunity to express your views regarding the compensation of the Named Executive Officers by voting to approve or not approve such compensation as described in this proxy statement. As an emerging growth company, we are not required to provide this advisory vote, but we are voluntarily presenting the following “Say-on-Pay” resolution for a stockholder vote on an annual basis:

RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion is hereby approved.

This vote is advisory, which means that it is not binding on the Company, our Board of Directors or our Compensation Committee. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our Named Executive Officers, as described in this proxy statement in accordance with the applicable compensation disclosure rules of the SEC.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE RESOLUTION RELATED TO COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

OUR 2022 ANNUAL REPORT ON FORM 10-K

Included with these proxy materials is a copy of our 2022 Annual Report on Form 10-K without exhibits, as filed with the SEC. We will furnish to each person whose proxy is solicited, on the written request of that person, a copy of the exhibits to that annual report for a charge of ten cents per page. We will also mail to you without charge, upon request, a copy of any document specifically referenced or incorporated by reference in this proxy statement. Please direct your request to Amalgamated Financial Corp., 275 Seventh Avenue, New York, New York 10001, Attention: Corporate Secretary or by calling (212) 895-4490.

ANNEX A
AMALGAMATED FINANCIAL CORP.
2023 EQUITY INCENTIVE PLAN

APPROVED BY THE BOARD OF DIRECTORS: APRIL 13, 2023
APPROVED BY THE STOCKHOLDERS: MAY 24, 2023
EFFECTIVE DATE: MAY 24, 2023
1.    GENERAL.

(a)    Establishment of the Plan. This 2023 Equity Incentive Plan (the “Plan”) of Amalgamated Financial Corp. (the “Company”) was approved by the Company’s Board of Directors on April 13, 2023 and shall be subject to approval by the stockholders of the Company at the annual meeting of stockholders of the Company to be held on May 24, 2023, and the Plan shall be effective as of the date of such stockholder approval.

(b)    Purpose. The Plan, through the grant of Awards, is intended to help the Company and its Subsidiaries secure and retain the services of eligible Award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

(c)    Compliance with Applicable Laws. The Plan is subject to any applicable provisions of the New York Banking Law or the regulations of the New York State Banking Board, and any other applicable law or regulation.

(d)    Eligible Award Recipients. Employees, Non-Employee Directors and Consultants are eligible to receive Awards under the Plan.

(e)    Available Awards. The Plan provides for the grant of Restricted Stock Awards and Restricted Stock Unit Awards.

(f)    Effectiveness. The Plan will not become effective until the date that the Plan has been approved by the stockholders of the Company. Such approval shall be obtained in the manner and to the degree required under applicable laws. No shares of the Company’s common stock, par value $0.01 per share (“Shares”) may be delivered to any Participant under the Plan unless and until such stockholder approval is obtained. If such stockholder approval is not obtained, all Awards made hereunder shall be null and void.

(g)    Duration. The Plan shall remain in effect until the earliest of (i) the date the Board terminates the Plan pursuant to Section 10, (ii) the Plan’s automatic termination as set forth in Section 10, or (iii) the date that all Shares authorized for issuance under the Plan shall have been purchased or granted according to the Plan’s provisions.

2.    ADMINISTRATION OF THE PLAN.

(a)    Administration by Committee. The Plan shall be administered by the Committee. Except to the extent that the full Board is serving as the Committee hereunder, the Committee shall be composed solely of three (3) or more Non Employee Directors, in accordance with Rule 16b-3 and shall act only by a majority of its members then in office (provided that with respect to the grant of any Award to a Committee member, such member shall recuse himself or herself from any such vote).

(b)    Powers of Committee. Except for those powers expressly reserved for the Board in the Plan document or the Committee charter, the Committee will have the power, subject to and within the limitations of the express provisions of the Plan:

(i)    To determine who will be granted Awards and the terms of such Awards (subject to the recusal obligations described in (a) above). The provisions of each Award need not be identical.

(ii)    To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Committee, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

(iii)    To settle all controversies regarding the Plan and Awards granted under it.

(iv)    To accelerate, in whole or in part, the time at which an Award may vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v)    To approve forms of Award Agreements for use under the Plan and to amend the terms of any one (1) or more Awards in accordance with the Plan, including, but not limited to, amendments to any Award Agreement, subject to any specified limits in the Plan that are not subject to Committee discretion; provided, however, that a Participant’s rights under any then outstanding Award will not be materially impaired by any such amendment unless such Participant consents in writing. Notwithstanding the foregoing, (i) a Participant’s rights will not be deemed to have been materially impaired by any such amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (ii) subject to the limitations of applicable law, if any, the Committee may amend the terms of any Award without the affected Participant’s consent (1) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; (2) to comply with applicable laws or listing requirements; or (3) to make adjustments, substitutions and other changes in connection with one or more corporate events as permitted under Section 9.

(vi)    Generally, to exercise such powers and to perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and that are not in conflict with the provisions of the Plan or Awards.

(c)    Delegation to an Officer. The Committee may delegate to one or more Officers the authority to do one or both of the following with respect to Awards: (i) designate, to the extent permitted by applicable law, Employees who are not Officers to be recipients of Awards and the terms of such Awards, and (ii) determine the number of shares of Common Stock (if applicable) to be subject to such Awards granted to such Employees; provided, however, that pursuant to Section 157(c) of the Delaware General Corporation Law, as may be amended, the Committee approval by resolution of such delegation will specify (i) the maximum number of rights or options, and the maximum number of Shares issuable upon exercise thereof, that may be issued pursuant to such resolution, (ii) a time period during which such rights or options, and during which Shares issuable upon exercise thereof, may be issued, (iii) a minimum amount of consideration (if any) for which such rights or options may be issued and a minimum amount of consideration for Shares issuable upon exercise thereof and (iv) that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the form of Award Agreement most recently approved for use by the Committee, unless otherwise provided in the resolutions approving the delegation authority.

(d)    Effect of Committee’s Decision. All determinations, interpretations and constructions made by the Committee will not be subject to review by any person and will be final, binding and conclusive on all persons.

3.    SHARES SUBJECT TO THE PLAN; LIMITATIONS.

(a)    Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of Shares that may be issued pursuant to Awards will not exceed 1,300,000 Shares (the “Share Reserve”), plus the number of Shares that revert to the Plan as described in Section 3(b) below, as such Shares become available from time to time. Furthermore, the Share Reserve will be reduced by one Share for every Share granted under the 2021 Equity Incentive Plan or the Company’s previous equity incentive plans after March 31, 2023 and prior to the Plan’s effective date.

For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of Shares of Common Stock that may be issued pursuant to the Plan. As a single Share may be subject to grant more than once (e.g., if a Share subject to an Award is forfeited, it may be made subject to grant again as provided in Section 3(b) below), the Share

Reserve is not a limit on the number of Awards that can be granted. Shares may be issued in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) and other applicable law and rules, and such issuance will not reduce the number of Shares available for issuance under the Plan.

(b)    Reversion of Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued, or (ii) is settled in cash (i.e., the Participant receives cash rather than Common Stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares of Common Stock that may be available for issuance under the Plan. If any Shares of Common Stock issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Company or a Subsidiary’s assumption of the plan or arrangement of the acquired company or business. All Shares of Restricted Stock which vest, and all Shares issued in settlement of a Restricted Stock Unit, or withheld for payment of any tax imposed upon the settlement of the Award, shall reduce the total number of Shares available under the Plan and shall not again be available for the grant of any Award hereunder.

(c)    Limitation on Grants to Non Employee Directors. The maximum number of Shares subject to Awards granted under this Plan or under any other equity plan maintained by the Company or any of its Subsidiaries during a single fiscal year to any Non Employee Director (other than a director not on the Board at the time of the grant), taken together with any cash fees paid to such Non Employee Director during the fiscal year, will not exceed $500,000.00 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year).

(d)    Minimum Vesting. Except as provided below, no Award shall be granted with terms providing for any lapse of any vesting obligations for the Award or any portion of the Award earlier than a date that is at least one year following the date of grant (or, in the case of vesting based upon performance based objectives, exercise and vesting restrictions cannot lapse earlier than the one year anniversary measured from the commencement of the period over which performance is evaluated); provided, however, that the Award Agreement by its terms may permit acceleration or waiver of the minimum restrictions upon a Change in Control or upon the Participant’s death or Disability. Notwithstanding the foregoing, the following Awards that do not comply with the one year minimum exercise and vesting requirements may be issued:

(i)    substitute Awards granted in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its subsidiaries;

(ii)    shares delivered in lieu of fully vested cash Awards or any cash incentive compensation earned by a Participant, provided that the performance period for such incentive compensation was at least one fiscal year;

(iii)    Awards issued to Non-Employee Directors that provide for a right of exercise or lapse of any vesting obligations no earlier than the next annual stockholder meeting date following the grant date, so long as the next annual stockholder meeting date is at least fifty (50) weeks after the immediately preceding annual meeting date;

(iv)    any additional Awards the Committee may grant, up to a maximum of five percent (5%) of the aggregate number of Shares available for issuance under this Plan. For purposes of counting Shares against the five percent (5%) limitation, the Share counting rules under Section 3(b) of the Plan apply; and

(v)    Nothing in this Section 3(d) shall limit the authority of the Committee to provide for the acceleration of any Award or the lapse of any restrictions relating to any Award under Section 2(b); provided, however, that any Award that vests upon or in connection with a Change in Control shall not vest unless and until such Change in Control transaction is closed or completed (rather than merely announced or approved) as required under Section 9(c).

(e)    Source of Shares. The stock issuable under the Plan will be Shares of authorized but unissued or reacquired Common Stock, including Shares repurchased by the Company on the open market or otherwise.

4.    ELIGIBILITY AND PARTICIPATION. Awards may be granted to Employees, Non-Employee Directors or Consultants.

5.    RESTRICTED STOCK AWARDS. Each Restricted Stock Award shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee deems appropriate. To the extent consistent with the Company’s bylaws, at the Committee’s election, Shares may be held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or evidenced by a certificate, which certificate will be held in such form and manner as determined by the Committee. The terms and conditions of Award Agreements evidencing Restricted Stock Awards may change from time to time, and the terms and conditions of separate Award Agreements need not be identical. Each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration. A Restricted Stock Award may be awarded in consideration for (i) cash, check, bank draft or money order payable to the Company, (ii) past services to the Company or one or more of its Subsidiaries, or (iii) any other form of legal consideration (including future services) that may be acceptable to the Committee, in its sole discretion, and permissible under applicable law.

(b)    Vesting. Shares awarded under the Restricted Stock Award may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Committee (subject to the minimum vesting requirements under Section 3(d)). Vesting may occur in periodic installments that may or may not be equal and may be based on the satisfaction of service based or performance based measures or other criteria as the Committee may deem appropriate. The vesting provisions of individual Restricted Stock Awards may vary.

(c)    Separation from Service. Except as otherwise provided in the applicable Award Agreement or Section 9(c) below, if a Participant Separates from Service (other than for Cause), the Restricted Stock Award shall terminate immediately and the Participant shall forfeit the portion of the Shares held by the Participant that have not vested as of such date of Separation from Service.

The portion of the Shares that have already vested as of such date of Separation from Service shall remain subject to any Company repurchase rights set forth in the applicable Award Agreement.

(d)    Termination for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant Separates from Service for Cause or Cause is thereafter determined by the Committee to exist, the Restricted Stock Award will terminate immediately upon such Participant’s Separation from Service (or, if earlier, the Company’s or Subsidiary’s notice of such Separation from Service for Cause) and the Company shall have the right to repurchase any or all Shares that have already vested as of the date of such Separation from Service or notice thereof, as applicable, for the lesser of their Fair Market Value or $0.01 per Share, and if any such Shares have been transferred, sold or otherwise assigned by the Participant (or are otherwise not available for repurchase by the Company), the Participant will immediately repay the gross proceeds back to the Company.

(e)    Transferability. No Award (other than fully vested and unrestricted Shares issued pursuant to any Award) and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any affiliate. The Committee otherwise shall have the discretion to permit the transfer of Awards; provided, however, that such transfers shall be in accordance with applicable federal or state securities laws and regulatory requirements; and provided, further, that such transfers shall not be made for consideration to the Participant. The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death.

(f)    Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(g)    Dividends. Unless specifically provided in the applicable Award Agreement, the Participant shall have no rights to dividends on the portion of his/her Restricted Stock Award that have not yet vested as of the applicable record date. To the extent that the applicable Award Agreement provides for a right to dividends paid on Shares of restricted stock that have not yet vested, such dividends will be subject to the same vesting and forfeiture restrictions as apply to the Shares subject to the Restricted Stock Award to which they relate, and shall be paid to the Participant within thirty (30) days following the date the underlying Share vests in full. The Participant shall be entitled to interest or earnings on such dividends only to the extent specifically provided in the applicable Award Agreement.

6.    RSU AWARDS. Each RSU Award will be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee will deem appropriate. The terms and conditions of RSU Awards may change from time to time, and the terms and conditions of separate RSU Awards need not be identical. Each Award Agreement evidencing an RSU Award will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:

(a)    Consideration. At the time of grant of a RSU Award, the Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each Share subject to the RSU Award. The consideration to be paid (if any) by the Participant for each Share subject to a RSU Award may be paid in any form of legal consideration that may be acceptable to the Committee, in its sole discretion, and permissible under applicable law.

(b)    Vesting. At the time of the grant of a RSU Award, the Committee may impose such restrictions on or conditions to the vesting of the RSU Award as it, in its sole discretion, deems appropriate (subject to the minimum vesting requirements under Section 3(d)). Vesting may occur in periodic installments that may or may not be equal and may be based on the satisfaction of service based or performance based measures or other criteria as the Committee may deem appropriate.

(c)    Separation from Service. Except as otherwise provided in the applicable Award Agreement or Section 9(c) below, if a Participant Separates from Service (other than for Cause), the RSU Award shall terminate immediately and the Participant shall forfeit any right to the RSU Award that has not yet vested as of such date of Separation from Service.

(d)    Separation from Service for Cause. Except as explicitly provided otherwise in a Participant’s Award Agreement, if a Participant Separates from Service for Cause or Cause is thereafter determined by the Committee to exist, the RSU Award will terminate immediately upon such Participant’s Separation from Service (or, if earlier, the Company’s or its Subsidiaries’ notice of such Separation from Service for Cause) and the Participant shall have no further rights with respect thereto. To the extent that any Shares have already been issued to the Participant pursuant to the RSU Award as of the date of such Separation from Service or notice thereof, as applicable, the Company shall have the right to repurchase any or all such Shares for the lesser of their Fair Market Value or $0.01 per Share, and if any such Shares have been transferred, sold or otherwise assigned by the Participant (or are otherwise not available for repurchase by the Company), the Participant will immediately repay the gross proceeds back to the Company.

(e)    Payment. An RSU Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Committee and contained in the RSU Award Agreement. At the time of the grant of a RSU Award, the Committee, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to a RSU Award, and any dividend equivalents thereon, to a time after the vesting of such RSU Award; provided, that any such delay shall be structured in good faith to exempt such delayed payment from, or be compliant with, Code Section 409A.

(f)    Dividend Equivalents. Unless specifically provided in the applicable Award Agreement, the Participant shall have no rights to dividends unless and until Shares are issued to the Participant upon vesting of his/her RSU Award. To the extent that the applicable Award Agreement provides for a right to dividend equivalents credited in respect of Shares covered by the RSU Award, such dividend equivalents may be converted into additional Shares covered by the RSU Award, at the sole discretion of and in such manner as determined by the Committee. Any dividend equivalents on the RSU Award, and any additional Shares into which such dividend equivalents are converted pursuant to the foregoing sentence, will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate and any such cash dividend equivalents shall be paid to the Participant within thirty (30) days following the date the underlying Share vests in full. The Participant shall be entitled to interest or earnings on such dividend equivalents only to the extent specifically provided in the applicable Award Agreement.

(g)    Transferability. Rights to acquire Shares under the Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Committee will determine in its sole discretion, so long as such Shares remain subject to the terms of the Award Agreement.

7.    NO OBLIGATION TO NOTIFY OR MINIMIZE TAXES. Neither the Company nor its Subsidiaries will have the duty or obligation to any Participant to advise such holder as to the time or manner of exercising any Award. Furthermore, neither the Company nor its Subsidiaries will have the duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. Neither the Company nor its Subsidiaries has the duty or obligation to minimize the tax consequences of an Award to the holder of such Award. Notwithstanding anything in this Plan or the applicable Award Agreement to the contrary, neither the Company, its Subsidiaries, nor any other person or entity guarantees, warrants or otherwise represents that an Award made under this Plan will produce any favorable or desired tax or other result; and any statement, inference or other communication to the contrary (under this Plan, the applicable Award Agreement or otherwise) is and shall be subject to the provisions and qualifications and disclaimer of this sentence. The Participant shall be solely and exclusively responsible for any and all such results.

8.    MISCELLANEOUS.

(a)    Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Committee, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Committee consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(b)    Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for the issuance of Shares under the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company (or its transfer agent).

(c)    No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed under the Plan or in connection with any Award granted pursuant to the Plan will confer upon any Participant any right to continue to serve the Company or a Subsidiary in the capacity in effect at the time the Award was granted or will affect the right of the Company or any of its Subsidiaries to terminate the employment of an Employee or the service of a Consultant or Non-Employee Director with or without notice and with or without cause.

(d)    Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and its Subsidiaries is reduced (for example, and without limitation, if the Participant is an Employee of the Company or any Subsidiary and the Employee has a change in status from full time to part time or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Committee has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(e)    Investment Assurances. The Company may require a Participant, as a condition of acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters, to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(f)    Withholding Obligations. Except where otherwise approved by the Committee with respect to an Award, and unless the Participant elects to make a direct payment to the Company, the Company shall withhold Shares that would otherwise be acquired on vesting or settlement of an Award (valued at their Fair Market Value as of such withholding date) equal to the minimum statutory Federal, State and local taxes, domestic or foreign, required by law or regulation to be withheld in the applicable jurisdiction with respect to such taxable event under the Plan; provided that the Company may choose to allow the Participant to elect to have up to the maximum amount permitted by law or regulation withheld (to the extent such election would not subject an Award to liability accounting treatment under ASC Topic 718). Only whole Shares shall be withheld (rounded down so as not to exceed such limit). Any remaining amount determined by the Company to be due shall be withheld from other compensation due to the Participant by the Company or its Subsidiaries or by the Participant remitting payment to the Company of such amount. Regardless of whether the Company withholds with respect to any Award, or the method used, the Participant shall retain sole responsibility for all taxes due in connection with his or her Award.

(g)    Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly with the FDIC’s Securities Exchange Act Filings System (or any successor website thereto) or posted on the Company or its Subsidiaries’ intranet (or other shared electronic medium controlled by the Company or its Subsidiaries to which the Participant has access).

(h)    Deferrals. To the extent permitted by applicable law, the Committee, in its sole discretion, (i) may determine that the delivery of Common Stock or the payment of cash, upon the vesting or settlement of all or a portion of any Award, may be deferred, (ii) may establish programs and procedures for deferral elections to be made by Participants, (iii) may make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s Separation from Service, and (iv) may implement such other terms and conditions that are consistent with the provisions of the Plan and in accordance with applicable law. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Committee may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company or its Subsidiaries.

(i)    Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, compliant with Section 409A of the Code. If the Committee determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(j)    Clawback/Recovery. All Awards granted under the Plan will be subject to clawback, recovery, or recoupment, as determined by the Committee, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property, (i) as provided in the Company or applicable Subsidiary’s Policy on Sound Executive Compensation and any other compensation clawback or forfeiture policy implemented by the Company or applicable Subsidiary from time to time and applicable to all Officers of the Company or such Subsidiary on the same terms and conditions, including without limitation, any such policy adopted to comply with the requirements of applicable law or the rules and regulations of any stock exchange applicable to the Company, (ii) as is required by the Dodd Frank Wall Street Reform and Consumer Protection Act, New York Banking Law, federal banking law or other applicable law, and (iii) as provided in the applicable Award Agreement. No recovery of compensation under this Section will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any of its Subsidiaries.

9.    ADJUSTMENTS UPON CHANGES IN COMMON STOCK; OTHER CORPORATE EVENTS.

(a)    Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust, as applicable: (i) the class(es) and maximum number of Shares subject to the Plan, (ii) the class(es) and maximum number of Shares that may be awarded to any person, and (iii) the class(es) and number of Shares and purchase price per Share subject to outstanding Awards; provided, however, that the number of Shares subject to any Award shall always be a whole number (rounding downward so that any fractional Shares are disregarded). The Board’s determination will be final, binding and conclusive.

(b)    Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding Shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and any Shares subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is still employed or in service; provided, however, that the Board may, in its sole discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c)    Change in Control. The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the Award Agreement. In the event of a Change in Control, notwithstanding any other provision of the Plan, the Committee will take either of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:

(i)    arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent bank) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and to assume any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to an Award, in which case if the Participant incurs a Qualifying Termination within one (1) year following such Change in Control, the Award will vest based on the Committee’s determination of actual performance measured, and performance measures adjusted, as of the most recently completed fiscal quarter. If actual performance cannot be determined, prorated Awards will be paid based on target achievement of performance measures, subject to proration based on the number of whole months that the Participant worked during the performance period as a percentage of the total performance period; or

(ii)    accelerate the time based vesting, in whole or in part, of any Award to a date immediately prior to the effective time of such Change in Control, and provide for the vesting of performance based award based on the Committee’s determination of actual performance measured, and performance measures adjusted, and/or prorated targets as of immediately prior to such Change in Control. If actual performance cannot be determined, prorated Awards will be paid based on target achievement of performance measures, subject to proration based on the number of whole months that the Participant worked during the performance period and prior to such Change in Control as a percentage of the total performance period.

The Committee need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Committee may take different actions with respect to the vested and unvested portions of an Award. References in this Section to “corporation” shall include any form of entity. For avoidance of doubt, any action taken by the Committee under this Section 9 may be taken without Participant consent.

10.    AMENDMENT & TERMINATION OF THE PLAN. The Board may waive, change or amend the Plan, at any time, in any respect the Board deems necessary or advisable, subject only to the limitations, if any, of applicable law; provided, however, that the approval of the holders of a majority of the Company’s outstanding capital stock shall be required for any amendment that would require such approval to amend the Company’s certificate of incorporation and to the extent required by any applicable law or listing requirement. Except as otherwise provided in the Plan or an Award Agreement or to the extent required by an applicable law or listing requirement, no amendment of the Plan will materially impair a Participant’s rights under a then outstanding Award without the Participant’s written consent.

Unless earlier terminated by the Board, the Plan shall automatically terminate on, and no Awards may be granted ten (10) years after the effective date of the Plan (i.e., May 24, 2033); provided, however, no termination of the Plan, other than to the extent that the Board determines is necessary or advisable to comply with applicable U.S. or foreign laws, shall adversely affect in any material way any Award previously granted under the Plan, without the written (or electronic) consent of the Participant holding such Award. No Awards may be granted under the Plan after the Plan is terminated.

11.    CHOICE OF LAW. The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan and all payments hereunder, without regard to that state’s conflict of laws rules.

12.    SUCCESSORS. All obligations of the Company and its Subsidiaries under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

13.    SEVERABILITY. Each provision in this Plan is severable, and if any provision is held to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

14.    DEFINITIONS. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)    “Award” means a grant of a Restricted Stock Award or RSU Award under the Plan.

(b)    “Award Agreement” means a written (or electronic) document setting forth the terms and provisions applicable to an Award granted to the Participant under the Plan, which need not be executed unless required by the Committee, and is a condition to the grant of an Award hereunder.

(c)    “Bank” means Amalgamated Bank, a wholly owned subsidiary of the Company and a New York state chartered bank and trust company.

(d)    “Board” means the Board of Directors of the Company.

(e)    “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f)    “Cause” shall have the meaning set forth in the Participant’s employment agreement with the Company or one of its Subsidiaries; or if no such definition exists at the time in question, unless otherwise provided in the applicable Award Agreement, means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s willful failure to substantially perform his or her duties and responsibilities to the Company or any Subsidiary or deliberate violation of a material Company or Subsidiary policy; (ii) the Participant’s commission of any material act or acts of fraud, embezzlement, dishonesty, or other willful misconduct; (iii) the Participant’s material unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any Subsidiary or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company or a Subsidiary; or (iv) the Participant’s willful and material breach of any of his or her obligations under any written plan or covenant with the Company or any Subsidiary. The Committee shall in its discretion determine whether or not a Participant is being terminated for Cause. The Committee’s determination shall, unless arbitrary and capricious, be final and binding on the Participant, the Company, the Subsidiaries, and all other affected persons. The foregoing definition does not in any way limit the Company’s or any Subsidiary’s ability to terminate a Participant’s employment or service at any time, and the term “Company” will be interpreted herein to include any Subsidiary or successor thereto, if appropriate. Any determination by the Committee that the service of a Participant was terminated with or without Cause for the purposes of the Plan will have no effect upon any determination of the rights or obligations of the Company, any Subsidiary, or such Participant for any other purpose. For purposes of this definition, Cause shall not be considered to exist unless the Company or the applicable Subsidiary provides written notice to the Participant which indicates the specific Cause provision in this Plan relied upon, to the extent applicable sets forth in reasonable detail the facts and circumstances claimed to provide a basis for such Cause. The failure by the Company or such Subsidiary to set forth in such notice any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company or such Subsidiary hereunder or preclude the Company or such Subsidiary from asserting such fact or circumstance in enforcing the Company’s or such Subsidiary’s rights hereunder.

(g)    “Change in Control” means, unless otherwise defined in an Award Agreement, the occurrence of any one or more of the following events:

(i)    the consummation of a transaction, or a series of related transactions undertaken with a common purpose, in which any individual, entity or group (a “Person”), acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the Company’s stock; or
(ii)    a sale, lease, exchange or other transfer, in one transaction or a series of related transactions undertaken with a common purpose, of the Company’s assets having a total gross fair market value of forty percent (40%) or more of the total gross fair market value of all of the assets of the Company. For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this Plan, a Change In Control will not include (1) a transaction in which the holders of the outstanding voting securities of the Company immediately prior to the transaction hold at least fifty percent (50%) of the outstanding voting securities of the successor Company immediately after the transaction; (2) any transaction or series of transactions approved by the Board principally for bona fide equity financing purposes in which cash is received by the Company or any successor thereto or indebtedness of the Company is cancelled or converted or a combination thereof; (3) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority owned Subsidiary; or (4) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction.

Notwithstanding the foregoing, a “Change in Control” will only be deemed to occur if the consummation of the corporate transaction meets the requirements of Reg. Section 1.409A 3(a)(5).

(h)    “Code” means the Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder, as amended from time to time, or any successor legislation thereto.

(i)    “Committee” means the Compensation Committee of the Board, or such other committee as shall be appointed by the Board as provided in Section 2 to administer the Plan. The full Board may choose to retain authority to act as the “Committee” with respect to certain awards made under the Plan or with respect to certain powers, in which case references herein to the Committee shall be deemed to refer to the full Board.

(j)    “Common Stock” means the common stock of the Company, par value $0.01 per share.

(k)    “Company” means Amalgamated Financial Corp., a public benefit corporation organized under the laws of the State of Delaware.

(l)    “Consultant” means an individual or entity providing services to the Company or a Subsidiary (not as an Employee) as described in Treas. Reg. §1.409A 1(f)(1) and which for any taxable year accounts for gross income from the performance of services under the cash receipts and disbursements method of accounting.

(m)    “Director” means a member of the Board.

(n)    “Disability” shall have the meaning set forth in the Participant’s employment agreement with the Company or one of its Subsidiaries; or if no such definition exists at the time in question, unless otherwise provided in the applicable Award Agreement, means a condition under which a Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Company or any of its Subsidiaries. Disability will be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.

(o)    “Effective Date” means the date the Plan first becomes effective, May 24, 2023.

(p)    “Employee” means any person employed by the Company or any Subsidiary.

(q)    “Entity” means a corporation, partnership, limited liability bank or other entity.

(r)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)    “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a Share will be, unless otherwise determined by the Committee, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Committee deems reliable.

(ii)    Unless otherwise provided by the Committee, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii)    In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Committee in good faith and in a manner that complies with Sections 409A and 422 of the Code. Such determination shall be made in consultation with such independent advisors and/or accountants as the Committee deems appropriate, and shall assume that the fair market value of the Company is equal to the value of the cash, stock, property or other consideration issued or received by the Company or its stockholders, as applicable, as part of a Change in Control; provided, however, that among the factors to be considered in determining such Fair Market Value shall be the market value of the shares of comparable financial institutions and the trend of the Company’s earnings; and provided further, however, that the Committee shall make those equitable adjustments to such value as it determines are necessary to reflect extraordinary circumstances or purchase price adjustments (such as a non arms length sale to an affiliated buyer, a pre Change in Control distribution of assets to the Company’s stockholders, Company assets excluded from the sale, or allocation of closing costs). In the event that a portion of the purchase price is to be set aside in an escrow account, the Committee may (but is not required to) adjust the equity value downward to reflect the amount of such escrow funds that it reasonably anticipates will be applied to cover post closing claims or otherwise will not be released to the Company or its stockholders. The Committee’s determination shall be binding and conclusive on the Participant, the Company, its stockholders, any Subsidiary, and each of their successors, heirs and assigns.

(t)    “Good Reason” shall have the meaning set forth in the Participant’s employment agreement with the Company or one of its Subsidiaries; or if no such definition exists at the time in question, unless otherwise provided in the applicable Award Agreement, means: (i) a material diminution in the Participant’s base compensation; (ii) a material diminution in the Participant’s authority, duty or responsibilities; (iii) a material diminution in the authority, duties, or responsibilities of the supervisor to whom the Participant is required to report, including a requirement that the Participant report to a corporate officer or employee instead of reporting directly to the Board; (iv) a material diminution in the budget over which the Participant retains authority; (v) a material change (by more than twenty (20) miles) in the location of the Participant’s principal worksite without the Participant’s consent; or (vi) any other action or inaction that constitutes a material breach by Company or the applicable Subsidiary of this Plan or other agreement pursuant to which the Participant provides services to the Company or such Subsidiary; provided that, the Company and the applicable Subsidiary shall have thirty (30) days after receipt of notice from the Participant in writing specifying the deficiency to cure the deficiency, to the extent curable, that would result in Good Reason; provided, further, that the Participant shall have ninety (90) days from the occurrence of the event that constitutes Good Reason to provide notice to the Company or the applicable Subsidiary that the Participant intends to resign for Good Reason. The failure by the Participant to set forth in such notice any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Participant hereunder or preclude the Participant from asserting such fact or circumstance in enforcing the Participant’s rights hereunder.

(u)    “Non Employee Director” means a Director who both (i) is not a current Employee or Officer of the Company or one of its Subsidiaries, and does not receive compensation (either directly or indirectly) from the Company or one of its Subsidiaries for services rendered as a Consultant or in any capacity other than as a Director, and (ii) is otherwise considered a “non employee director” for purposes of Rule 16b-3.

(v)    “Officer” means a person who is an officer of the Company or one (1) or more of its Subsidiaries within the meaning of Section 16 of the Exchange Act.

(w)    “Own,” “Owned,” “Owner,” or “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(x)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(y)    “Plan” means this Amalgamated Financial Corp. 2023 Equity Incentive Plan, as it may be amended from time to time.

(z)    “Qualifying Termination” means the Company or any Subsidiary causes the Participant to incur a separation from Service (within the meaning of Code Section 409A) other than for Cause, death or Disability, or the Participant voluntarily separates from Service (within the meaning of Code Section 409A) for Good Reason.

(aa)    “Restricted Stock Award” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5.

(bb)    “RSU Award” means a right to receive Shares of Common Stock granted pursuant to the terms and conditions of Section 6.

(cc)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(dd)    “Separation from Service” means a “separation from service” as defined by Section 409A of the Code. By way of illustration, and without limiting the generality of the foregoing, the following principals shall apply:

(i)    The Participant shall not be considered to have separated from service so long as the Participant is on military leave, sick leave, or other bona fide leave of absence, if the period of such leave does not exceed six (6) months, or if longer, so long as the Participant retains a right to reemployment with the Company or any Subsidiary under an applicable statute or by contract.

(ii)    Regardless of whether his or her employment has been formally terminated, the Participant will be considered to have Separated from Service as of the date it is reasonably anticipated by both parties that no further services will be performed by the Participant for the Company or any Subsidiary, or that the level of bona fide services the Participant will perform after such date will permanently decrease to no more than twenty percent (20%) of the average level of bona fide services performed over the immediately preceding thirty six (36) month period (or the full period of employment if the Participant has been employed for less than thirty six (36) months). For purposes of the preceding test, during any paid leave of absence the Participant shall be considered to have been performing services at the level commensurate with the amount of compensation received, and unpaid leaves of absence shall be disregarded.

(iii)    For purposes of determining whether the Participant has separated from service, all services provided for the Company or any Subsidiary, or for any other entity that is part of a controlled group that includes the Company as defined in Section 414(b) or (c) of the Code, shall be taken into account, whether provided as an employee or as a consultant or other independent contractor; provided that the Participant shall not be considered to have not separated from service solely by reason of service as a Non Employee Director or any other such entity.

(ee)    “Share” or “Shares” means Shares of Common Stock of the Company.

(ff)    “Subsidiary” means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

See enclosed proxy card.

AMALGAMATED FINANCIAL CORP.
ATTN: GENERAL COUNSEL
275 SEVENTH AVE.
NEW YORK, NY 10001

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/AMAL2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 23, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V12296-P89567 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AMALGAMATED FINANCIAL CORP.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4.

The Board of Directors recommends you vote FOR the following proposals:

Nominees:	For	Against	Abstain
1a. Lynne P. Fox	☐	☐	☐
1b. Priscilla Sims Brown	☐	☐	☐
1c. Maryann Bruce	☐	☐	☐
1d. Mark A. Finser	☐	☐	☐
1e. Darrell Jackson	☐	☐	☐
1f. Julie Kelly	☐	☐	☐
1g. JoAnn Lilek	☐	☐	☐
1h. John McDonagh	☐	☐	☐
1i. Meredith Miller	☐	☐	☐

	For	Against	Abstain
1j. Robert G. Romasco	☐	☐	☐
1k. Edgar Romney Sr.	☐	☐	☐
2. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for 2023.	☐	☐	☐
3. To approve the 2023 Equity Incentive Plan.	☐	☐	☐
4. To conduct a non-binding, advisory vote on the compensation of Amalgamated Financial Corp.'s Named Executive Officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V12297-P89567

AMALGAMATED FINANCIAL CORP.
Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders

The undersigned does hereby constitute and appoint David Sullivan and Mandy Tenner, and each of them, attorneys with the full power of substitution of each, for and in the name of the undersigned to vote all shares of common stock of Amalgamated Financial Corp. (the "Company") held of record on March 29, 2023 by the undersigned, at the 2023 Annual Meeting of Stockholders, to be held in virtual format, on May 24, 2023 at 9:00 AM (ET) and at any adjournment or postponement of the meeting, for the purposes more fully described in the Notice of Annual Meeting of Stockholders, with all the powers the undersigned would possess if personally present. The signing stockholder acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and directs the proxies to vote as follows on the matters described in the Notice of Annual Meeting and Proxy Statement and otherwise in their discretion on any other business that may properly come before, and matters incident to the conduct of, the meeting or any adjournment of postponement of it, as provided in the Proxy Statement.

Only holders of record on March 29, 2023 of common stock are entitled to vote on the matters described in the Notice of Annual Meeting and Proxy Statement. This proxy, when properly executed, will be voted in the manner described herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations.

Continued and to be signed on reverse side